Exhibit 10.15

DUPLICATE

BETWEEN

ALLIANCE BANK MALAYSIA BERHAD

(Company No 88103-W)

AND

THE BORROWER NAMED IN SECTION 3 OF SCHEDULE 1

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FACILITY AGREEMENT

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Messrs Sarbjit & Co Advocates & Solicitors

No. 33, Level 7, The Boulevard Mid Valley City

Lingkaran Syed Putra 59200 Kuala Lumpur

Tel: 03-2283 1178

Fax: 03-2282 0178

Email: sarbjit@pd.jaring.my

(Ref: SS/C/ABMB.TC/7810/2011/JL)

TABLE OF CONTENTS

Clause	Heading	Page

Clause 1	Interpretation & definitions.
Clause 2	The FACILITY
Clause 3	Purpose
Clause 4	Conditions Precedent
Clause 5	Utilisation of FACILITY
Clause 6	Repayment
Clause 7	Interest, fees, commission & charges
Clause 8	Costs and expenses
Clause 9	Payments
Clause 10	Security
Clause 11	Representations and Warranties
Clause 12	Undertakings
Clause 13	Default
Clause 14	Remedies
Clause 15	Miscellaneous rights of the BANK
Clause 16	Communications
Clause 17	Reconstruction and amalgamation
Clause 18	Successors and assigns
Clause 19	Nature of Agreement
Clause 20	Principal and subsidiary instruments

Execution Page

Schedule 1	Details of the parties
Schedule 2	Conditions for utilisation of the FACILTY
Schedule 3	LETTER OF OFFER
Schedule 4	AMENDMENTS AND/OR ADDITIONAL TERMS
Schedule 5	Terms and conditions of CONVERTED TERM LOAN

DUPLICATE

FACILITY AGREEMENT

DATE: The day and year stated in Section 1 of Schedule 1.

PARTIES:

I.	ALLIANCE BANK MALAYSIA BERHAD (Company No. 88103-W), a company incorporated in Malaysia under the Companies Act 1965 and licensed under the Banking and Financial Institutions Act, 1989 as a licensed bank, having its registered address at 3rd Floor, Menara Multi-Purpose, Capital Square, 8 Jalan Munshi Abdullah, 50100 Kuala Lumpur and having a place of business at the address as stated in Section 2 of the Schedule 1 ("the BANK") of the one part; and

II.	the person(s) whose name, description(s) and present address(es) are stated in Section 3 of the Schedule 1 (collectively known as "the BORROWER'') of the other part.

OPERATIVE PROVISIONS:

Clause 1 Interpretation & definitions

1.1	For the purposes of this AGREEMENT the following words and phrases shall, where they appear in capital letters, have the following meanings:

AGREEMENT	means this AGREEMENT including the LETTER OF OFFER.

BANK	means Alliance Bank Malaysia Berhad (Company No. 88103-W) , a company incorporated in Malaysia pursuant to the Companies Act, 1965 and licensed under the Banking and Financial Institutions Act, 1989 as a licensed bank, having its registered address at 3rd Floor, Menara Multi-Purpose, Capital Square, 8 Jalan Munshi Abdullah, 50 I 00 Kuala Lumpur, and having a place of business at the address set out in Section 2 of the Schedule 1.

BLR	means the rate of interest specified in the LETTER OF OFFER being the rate which is stipulated by the BANK as its mini [m]um or lowest lending rate (or, where such rate is not available for any reason whatsoever, such other rate in substitution thereof) or any other rate which may from time to time be stipulated by the BANK in exercise of its powers under Clause 7 as its minimum or lowest lending rate.

BORROWER	means the person or persons more particularly described in Section 3 of the Schedule 1 and includes their successors, heirs, personal representatives and permitted assigns.

BUSINESS DAY	means a day (excluding Saturdays, Sundays and public holidays) on which banks are open for business in Kuala Lumpur and on which dealings are carried out in the Kuala Lumpur interbank money market.

CONVERTED FACJLJTY

means the TERM LOAN or any part thereof converted to such other banking and credit facility or facilities of such maximum amounts as specified in the CONVERTED FACILITY LETTER OF OFFER or of such maximum amount as the BANK may from time to time determine and grant and make available or continue to make available to the BORROWER now or from time to time hereafter in accordance with

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the terms and conditions set out in the CONVERTED FACILITY LETTER OF OFFER and the TERM LOAN AGREEMENT and where the context so permits or requires shall. refer to any one of the credit facility or facilities includes any part or portion thereof.

CONVERTED FACILITY LETTER OF OFFER	means the letter(s) of offer from time to time issued by the BANK and accepted by the BORROWER whereby the. BANK agrees to convert the TERM LOAN or any part thereof into the CONVERTED FACILITY subject to the terms and conditions therein stipulated.

CONVERTED TERM LOAN	means the term loan or term loans converted from the FACILITY or any part thereof in accordance with the terms of the CONVERTED TERM LOAN LETTER OF OFFER.

CONVERTED TERM LOAN LETTER OF OFFER	means the letters of offer from time to time issued by the BANK and accepted by the BORROWER whereby the BANK agrees to convert the FACILITY or any part thereof into the CONVERTED TERM LOAN subject to the terms and conditions therein stipulated.

COST OF FUNDS	means the Kuala Lumpur Interbank: Offer Rate (KLIBOR) for funds of matching tenure plus administrative costs plus costs of maintaining liquidity and statutory reserves as stipulated by Bank Negara Malaysia.

DEFAULT RATE	means in relation to the FACILITY such additional interest as provided in sub-clause 7.3 or such other rate which may be stipulated by the BANK from time to time in exercise of its powers under Clause 7; in relation to the CONVERTED TERM LOAN, such additional interest as provided in sub-clause 7.3 and as specified in the CONVERTED TERM LOAN LETTER OF OFFER or such other rate which may be stipulated by the BANK from time to time in exercise of its powers under Clause 7.

EVENT OF DEFAULT	means any one of the events referred to in Clause 13 and includes any event which with the giving of notice or la p se of time or both would constitute an event of default.

FACILITY	means the credit facility or facilities of such maximum amount as specified in the LETTER OF OFFER or of such maximum amount as the BANK may from time to time determine and grant and make available or continue to make available to the BORROWER now or from time to time hereafter in accordance with the terms and conditions set out in the LETTER OF OFFER and this AGREEMENT and where the context so permits or requires shall refer to any one of the credit facility or facilities, includes any part or portion thereof but exclude the TERM LOAN.

INSTALMENT	In relation to the CONVERTED TERM LOAN, the sum of money as stated in the relevant CONVERTED TERM LOAN LETTER OF OFFER as the :

(i)	instalment in respect of the principal amount and the amount as determined by the BANK to be the amount of interest chargeable for the corresponding period; or
(ii)

instalment in respect of the principal amount only;

which amount and number thereof shall be notified in writing by the BANK to the BORROWER and payable on each of the relevant INSTALMENT PAYMENT DATE.

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INSTALMENTS	All the instalments in respect of the CONVERTED TERM LOAN.

INSTALMENT PAYMENT DATES	In relation to the CONVERTED TERM LOAN, the dates on which an INSTALMENT is due from the BORROWER the first of such INSTALMENT is to commence on a day and month as specified by the BANK in the CONVERTED TERM LOAN LETTER OF OFFER and thereafter at regular successive intervals as specified by the BANK in the CONVERTED TERM LOAN LETTER OF OFFER until such CONVERTERD TERM LOAN and interest shall have been fully repaid.

INTEREST PAYMENT DATE	In relation to the CONVERTED TERM LOAN, the BORROWER shall pay interest at the relevant PRESCRIBED RATE to the BANK on the principal amount of the CONVERTED TERM LOAN or such balance outstanding as determined by the Bank at its absolute discretion on such day and month and thereafter after such intervals and in such manner as may be specified in the CONVERTED TERM LOAN LETTER OF OFFER until such CONVERTED TERM LOAN and all interest shall have been fully repaid.

LETTER OF OFFER	means the letter of offer referred to in Schedule 3 hereto a copy of which is annexed thereto issued by the BANK to the BORROWER whereby the BANK, at the request of the BORROWER, agrees to make available and/or continue to make available to the BORROWER the TOTAL FACILITIES, and includes the CONVERTED TERM LO}\N LETTER OF OFFER, the CONVERTED FACILITY LETTER OF OFFER and any other letters of offer, correspondence or documents which may be issued by the BANK thereafter to the BORROWER in substitution thereof or in addition or amendment or variation thereto.

MARGIN	means in relation to the FACILITY the respective percentage of interest imposed above the BLR or COST OF FUNDS as specified in the relevant LETTER OF OFFER in respect of each FACILITY or such other rate as may be stipulated by the BANK in exercise of its powers under Clause 7; in relation to the CONVERTED TERM LOAN, the percentage of interest imposed above the BLR or COST OF FUNDS as specified in the CONVERTED TERM LOAN LETTER OF OFFER or such other rate as may be stipulated by the BANK in exercise of its powers under Clause 7.

PRESCRIBED RATE	means in relation to the FACILITY the respective rate of interest comprising the BLR or COST OF FUNDS and the MARGIN or such other interest rate as specified in the relevant LETTER OF OFFER in respect of each FACILITY and in relation to any other monies at such PRESCRIBED RATE as may be determined by the BANK or such other interest rate as may be stipulated by the BANK in exercise of its powers under Clause 7; 'in relation to the CONVERTED TERM LOAN, the rate of interest comprising the BLR or COST OF FUNDS and the MARGIN as specified in the CONVERTED TERM LOAN LETTER OF OFFER or such other interest rate as may be stipulated by the BANK in exercise of its powers under Clause 7.

RELATED CORPORATION	means a company related to the BORROWER within the meaning prescribed in Section 6 of the Companies Act, 1965.

SECURED AMOUNTS	means the aggregate of all moneys whatsoever including but not limited to principal, interest, default interest, com1nission, commitment fee, charges or costs from time to time outstanding or payable by the

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SECURITY PARTY under the SECURITY DOCUMENTS and all liabilities and obligations whether present actual or contingent for the repayment or payment of any moneys by the SECURITY PARTY in respect of or arising from the FACILITY and the CONVERTED TERM LOAN in connection with the FACILITY, the CONVERTED TERM LOAN or this AGREEMENT.

SECURITY DOCUMENTS	means this AGREEMENT, the TERM LOAN AGREEMENT and any other security documents or guarantees executed or hereafter or from time to time executed in favor of the BANK to secure the TOTAL FACILITIES including the SECURED AMOUNTS or any part thereof and without limiting the generality of the foregoing, includes the documents set out in Section 4 of Schedule I hereto.

SECURITY PARTY	means the BORROWER and/or any other party giving or providing security or guarantee for the payment of the SECURED AMOUNTS.

TERM LOAN	means the term loan or term loans granted by the BANK to the BORROWER pursuant to the respective TERM LOAN AGREEMENT of such principal amount each as stipulated in each TERM LOAN AGREEMENT subject to the terms and conditions therein contained,.

TERM LOAN AGREEMENT	means the term loan agreement or agreements entered into between the BANK and the BORROWER now or at any time hereafter and from time to time pursuant whereof the BANK agrees to grant and the BORROWER agrees to accept the respective TERM LOAN

TOTAL FACILITIES	means the FACILITY, the TERM LOAN, the CONVERTED FACILITY and the CONVERTED TERM LOAN collectively and where the context so requires means any one of them and includes any part of the TOTAL FACILITIES.

1.2 Interpretation

In this AGREEMENT, unless there is something in the subject or context inconsistent with such construction or unless it is otherwise expressly provided -

1.2.1	words denoting one gender include all other genders and words denoting the singular include the plural and vice versa;

1.2.2	words denoting persons include corporations, company firm or partnership corporate or unincorporate and vice versa, and also include their respective heirs, personal representatives, successors in title or permitted assigns, as the case may be, and any references herein relating to bankruptcy shall in respect of a corporation be references to the winding-up, liquidation, amalgamation or reconstruction as the case may be;

1.2.3	words and phrases, definitions of which are given in the Companies Act 1965 shall be construed as having the meaning thereby attributed to them;

1.2.4	where a word or phrase is given a defined meaning in this AGREEMENT any other part of speech or other grammatical form in respect of such word or phrase has a corresponding meaning;

1.2.5	any reference to a sub-paragraph, paragraph, sub-clause, clause, schedule or party is to the relevant sub-paragraph, paragraph, sub-clause, clause, schedule or party of and to this AGREEMENT and any reference to this AGREEMENT or any of the provisions hereof includes all amendments and modifications made to this AGREEMENT from time to time in force;

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1.2.6	any reference to a statutory provision includes any modification, consolidation or reenactment thereof for the time being in force, and all statutory instruments or orders made pursuant thereto;

1.2.7	any reference to “pay”, or cognate expressions, includes payments made in cash or by way of cheques or bank drafts (drawn on a bank licensed to carry on banking business under the provisions of the Banking and Financial Institutions Act 1989) or effected through inter-bank transfers to the account of the payee, giving the payee immediate access to available funds and the words “Ringgit Malaysia” and the abbreviation “RM” mean the lawful currency of Malaysia;

1.2.8	any reference to “writing”, or cognate expressions, includes any communication effected by telex, cable, facsimile transmission or other comparable means;

1.2.9	any reference to a “business day” is to a day on which the branch of the BANK which is then responsible for the FACILITY is open for business and any reference to a “day”, “week”, “month” or “year 1 is to that day, week, month or year in accordance with the Gregorian calendar;

1.2.10	if any period of time is specified from a given day, or the day of a given act or event, it is to be calculated inclusive of that day and if any period of time falls on a day, which is not a business day, then that period is to be deemed to only expire on the next business day;

1.2.11	where the FACILITY is given to two (2) or more persons all agreements, covenants, guarantees, stipulations and undertakings expressed to be made by and on the part of such persons shall be and are binding upon such persons jointly and severally and the bankruptcy or death of any one or more of such persons shall in no way operate to release the other or others of its respective obligations and liabilities hereunder;

1.2.12	any reference to an agreement, contract or document includes any amendments or variations thereto from time to time and any other instrument executed supplemental thereto or in substitution thereof;

1.2.13	any liberty or power or discretion which may be exercised or any determination which may be made hereunder by the BANK may be exercised or made in the BANK’s absolute and unfettered discretion and the BANK shall not be under any obligation to give any reason therefore;. and

1.2.14	any banking terms not specifically defined in this AGREEMENT will be construed in accordance with the general practice of financial institutions in Malaysia.

1.3.	In the event of conflict or discrepancy between the contents of this AGREEMENT and the contents of any other SECURITY DOCUMENTS, the contents of this AGREEMENT shall prevail unless otherwise specified.

1.4.	The headings and sub-headings in this AGREEMENT are inserted merely for convenience of reference and shall be ignored in the interpretation and construction of any of the provision herein contained.

1.5.	The Schedules to this AGREEMENT shall have effect and be construed as an integral part of this AGREEMENT, but in the event of any conflict or discrepancy between any of the provisions of this AGREEMENT and any of the provisions of the Schedules such conflict or discrepancy shall, for the purposes of the interpretation and enforcement of this AGREEMENT, be resolved by

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1.5.1.	giving the provisions contained in the Schedules to this AGREEMENT priority and precedence over the clauses contained in this AGREEMENT.

Clause 2 The FACILITY

2. I.	The FACILITY

The BANK has, at the request of the BORROWER and in reliance on each of the representations and warranties set out in this AGREEMENT, offered to make available to the BORROWER and the BORROWER has agreed to accept from the BANK the FACILITY not exceeding the principal sum as· stated in the LETTER OF OFFER and for the purpose or purposes as stated therein upon the terms and conditions contained in the LETTER OF OFFER and this AGREEMENT.

2.2.	Discretion to terminate/ recall

2.2.1	Notwithstanding any provision in this AGREEMENT to the contrary, it is hereby expressly agreed and declared that the BANK shall have the right at any time in its absolute discretion:

(i)	to withdraw cancel terminate the FACILITY prior to any drawdown or utilisation of the FACILITY or any part thereof which has not been drawndown or utilised without giving any reasons therefor by giving written notice to the BORROWER, and such cancellation shall take effect on the date as specified in the written notice; or

(ii)	if the FACILITY has been drawn down or utilised to recall the FACILITY or any part thereof which has been drawn down or utilised by making a demand on the BORROWER pursuant to Clause 6.

and it is hereby agreed and covenanted by the BORROWER that it shall not hold the BANK liable for nor shall it claim from the BANK any damages or costs or expenses which it may suffer as a consequence of the withdrawal cancellation or termination of the FACILITY by the BANK.

2.2.2	Without prejudice to any of the BANK's rights under the SECURITY DOCUMENTS, the BORROWER shall be entitled to cancel the whole of the FACILITY or any such part of the FACILITY before any drawdown or utilisation of the FACILITY or any such part thereof subject to the consent of the BANK, which consent may be withheld, given unconditionally or given subject to any terms and/or conditions, as the BANK may in its sole and absolute discretion deem fit.

2.3	Accrual of the FACILITY

Upon cancellation and/or recall of the FACILITY by the BANK under sub-clause 2.2, all sums owing by the BORROWER to the BANK together with accrued interest under this AGREEMENT shall be immediately due and payable, without set-off or counter-claim and without further notice or demand by the BANK.

2.4	Applicability of the LETTER OF OFFER

The LETTER OF OFFER shall form and be construed as an essential part of this AGREEMENT and-

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(i)	in the event of any direct conflict with the other provisions of this AGREEMENT or the SECURITY DOCUMENTS, for the purposes of interpretation and enforcement, the provisions of the LETTER OF OFFER shall prevail;

(ii)	in the event of discrepancy in form of the other provisions of this AGREEMENT or the SECURITY DOCUMENTS, with the provisions of the LETTER OF OFFER, such terms and provisions shall be read together and construed in the widest sense possible; and

(iii)	where there are general provisions and specific provisions on the same subject matter in this AGREEMENT or in the SECURITY DOCUMENTS, and in the LETTER OF OFFER, the specific provision shall not limit the operation of the general provision unless the general provision is expressly stated not to apply.

2.5	Additional further facilities, variation. interchange or substitution of the FACILITY

2.5.1.	In amplification but not in derogation of Clause 15.3 and notwithstanding any other provisions herein contained the BANK may at any time or from time to time at the request of the BORROWER or at the Bank's absolute discretion and without affecting the BANK's security grant additional or further facilities to the BORROWER or vary, interchange or substitute any of the facilities comprised in the FACILITY or any part thereof with any other facilities upon such terms and conditions as the BANK may stipulate.

2.5.2.	In all cases of the granting of additional or further facilities or variations, interchange or substitution of any of the facility comprised in the FACILITY, the provisions herein contained and the provisions specific to such additional, further, varied, interchanged, or substituted facility/facilities shall apply mutatis mutandis and shall not vary or affect the continuing operation of the provisions herein in respect of the existing FACILITY.

2.5.3.	The BANK is entitled in its sole and absolute discretion to withhold or refuse consent without the need to assign any .reason therefor and where consent is given, the BANK shall be entitled to impose such conditions as it deems fit.

2.5.4	It is hereby expressly agreed and declared by the parties hereto that notwithstanding any of the provisions of this AGREEMENT to the contrary, any conversion or restructuring of any type of the FACILITY or any part thereof into another type of FACILITY shall be effective if evidenced by means of a Letter of Offer or such other means as the parties may agree upon from time to time without the necessity of having to enter into any formal agreement or supplemental document and the relevant provisions of this AGREEMENT shall be deemed to have been amended or varied accordingly and shall be read and construed as if such conversion or restructuring have been incorporated in and has ·formed part of this AGREEMENT at the time of execution hereof.

2.6	Availability of FACILITY

Notwithstanding anything herein contained, the FACILITY available for utilisation by the BORROWER shall be evidenced by the amount of ad valorem duty endorsed on this AGREEMENT and subject to the limit of such amount as shall from time to time be determined by the BANK and for which this AGREEMENT shall for the time being be stamped.

2.7	The BANK Under No Obligation to Advance

The FACILITY granted or to be granted to the BOI\ROWER shall be reviewed from time to time and at any time by the BANK and upon such review the BANK reserves the right to renew restructure suspend vary or recall the FACILITY in part of in whole and/ or impose further conditions with respect to part or all of the FACILITY as the BANK deemed fit and nothing in this presents contained shall be deemed to make it obligatory upon the BANK either at law or in equity to make or continue to make any advances or to afford any other accommodation or facility whatsoever to the BORROWER.

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2.8	Covenant to Pay the FACILITY

In consideration of the BANK having agreed at the request of the BORROWER to grant or make available or continue to grant and make available the FACILITY to the BORROWER, the BORROWER hereby AGREES, COVENANTS AND UNDERTAKES to pay to the BANK on demand all such sums of moneys and liabilities now or hereafter due from or incurred by the BORROWER to the BANK on any current, loan or other account or accounts of the BORROWER with the BANK or in any manner whatsoever and whether actually or contingently alone or jointly with any other person firm or company and whether as principal or surety including the balance for the time being owing for or in respect of cheques bills notes drafts or other negotiable instruments drawn accepted or indorsed by or on behalf of the BORROWER alone or jointly with another or others (including all moneys which may become owing in respect of any cheques notes bills drafts and other negotiable instruments drawn accepted or indorsed by the BORROWER whether alone or jointly with another or others which may not at the time of closing the said account or accounts have become due or payable but which for the time being have been entered in the said account or accounts) or in respect of any cheques bills notes drafts or other negotiable instruments accepted paid or discounted on behalf of or at the request of the BORROWER either alone or jointly with another or others or for any payments loans credits or advances made to or for the use of accommodation or on behalf of the BORROWER whether alone or jointly with another or others pursuant to or in respect of any guarantee or letter of credit given established or opened by the BANK for the BORROWER in respect of contracts for the forward delivery of goods, bills or specie or in respect of any other banking facilities whatsoever whether or not given upon or under any trust receipt or other security whatsoever or otherwise howsoever up to the full principal amount of the FACILIY together with interest thereon at the PRESCRIBED RATE and/or DEFAULT RATE, commission discount and other banking charges and all costs charges and other expenses which the BANK may charge in respect of any of the matters aforesaid or which the BANK may pay or incur in perfecting the present security or in enforcing or obtaining payment or discharge of such moneys or liabilities or in paying any expenses or outgoings whatsoever in respect of or in insuring repairing maintaining managing or realising the assets of the BORROWER and/ or the SECURITY PARTY which are charged to the BANK and also all other payments and sums hereinafter mentioned or stipulated and other usual banker's charges. If and when the said account or accounts current or otherwise shall be closed either by demand as aforesaid or by the death or winding up or other default as the case may be of the BORROWER and/ or the SECURITY PARTY a balance shall be owing to the BANK by the BORROWER, the BORROWER or its legal representatives or successors in title or assigns as the case may be shall so long as the same or any part thereof shall remain owing pay to the BANK interest thereon at the PRESCRIBED RATE and/ or DEFAULT RATE computed from time to time when such balance shall have been ascertained and the BORROWER agrees that the statement of the Manager, Assistant Manager or any other Officer of the BANK or any solicitors or firm of solicitors purporting to act for the BANK as to the amount of such balance shall be final and conclusive evidence against the BORROWER.

2.9	Conversion of FACILITY to CONVERTED TERM LOAN

2.9.1	In amplification but not in derogation of Clause 15.3 and notwithstanding any other provisions herein contained the BANK may at any time or from time to time in its absolute discretion and without affecting the BANK's security, convert the FACILITY or any part thereof into a term loan or term loans (hereinafter referred to as "CONVERTED TERM LOAN') and such conversion of which shall be effective if evidenced by means of a Letter of Offer or such other means as the parties may agree upon from time to time without the necessity of having to enter into any formal agreement or supplemental document.

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2.9.2	In the event the FACILITY or any part thereof is converted into the CONVERTED TERM LOAN by way of the CONVERTED TERM LOAN LETTER OF OFFER the parties hereto agree that the terms and conditions as may be stipulated in the CONVERTED TERM LOAN LETTER OF OFFER and the specific provisions relating to the CONVERTED TERM LOAN as stipulated in Schedule 5 herein shall apply to the CONVERTED TERM LOAN and that subject to the terms and conditions as may be stipulated in the CONVERTED TERM LOAN LETTER OF OFFER and the specific provisions in Schedule 5 herein, the provisions contained in this AGREEMENT shall apply mutatis mutandis to the CONVERTED TERM LOAN and such conversion shall not vary or affect the continuing operation of the provisions contained in this AGREEMENT.

Clause 3 Purpose

3.1.	Use of the FACILITY

The FACILITY shall be used for the purpose or purposes specified in the LETTER OF OFFER only. In the event that the BORROWER requires the use of the FACILITY or any part thereof for any other purpose, the BORROWER shall obtain the prior written consent of the BANK which consent may be withheld, refused, or given unconditiona11y or made subject to any terms and conditions as the BANK may in its absolute discretion see fit.

3.2.	Responsibility of the BORROWER
Notwithstanding sub-clause 3.1, the BANK shall not be responsible for monitoring or ensuring the use or application of the FACILITY or any part thereof for the purpose or purposes specified in the LETTER OF OFFER only and failure by the BORROWER to comply with its obligations under sub-clause 3. I shall not in any way prejudice any right available to the BANK.

Clause 4 Conditions Precedent

4. I.	Conditions Precedent

The BANK shall not be obliged to make available the FACILITY for utilisation by the BORROWER until all the conditions set out in Schedule 2 have been fulfilled to the satisfaction of the BANK.

4.2.	Additional Conditions Precedent

The obligation of the BANK to make or to continue to make available the FACILITY or any part thereof shall be subject to the further conditions precedent that

4.2.1	immediately prior to the date and on each date that the FACILITY or any part thereof is utilised, the representations and warranties in Clause 11 are true and correct with reference to the facts and circumstances existing at such time;

4.2.2	immediately prior to the date and on each date the FACILITY or any part thereof is utilised, no EVENT OF DEFAULT shall have occurred and be continuing or would result from the utilisation of the FACILITY or any part thereof;

4.2.3	the BANK shall have received such documents of or evidencing title, undertakings, confirmations, authorisations and other such documents as may be deemed necessary by the BANK at its absolute discretion;

4.2.4	the BANK shall have been satisfied that no extraordinary circumstances or change of law or other governmental action or other material adverse change or event has occurred which in the opinion of the BANK prejudices the ability of all or any of the SECURITY PARTY to observe and perform the covenants and obligations on its part to be performed under the SECURITY DOCUMENTS;

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4.2.5	the BORROWER shall have complied with and satisfied any other additional term and condition which may be specified by the BANK from time to time; and

4.2.6	the fulfilment of the additional conditions precedent, if any, set out in the LETTER OF OFFER.

4.3	Waiver of conditions precedent

It is hereby expressly acknowledged and declared that the conditions in sub-clauses 4.1 and 4.2 are solely for the benefit of the BANK and may be waived wholly or in part by the BANK at its sole and absolute discretion without prejudicing its rights hereunder. Any such waiver shall not preclude the BANK from insisting on the BORROWER's compliance with such waived condition at a subsequent time.

Clause 5 Utilisation of FACILITY

5. I.	Utilisation

Subject to the compliance by the BORROWER with the conditions precedent contained in Clause 4 and where relevant, the conditions precedent stipulated in the Schedules hereof and/or in the LETTER OF OFFER and subject always to the BANK's availability of funds, the BORROWER may draw on and utilise the FACILITY in the manner as may be stipulated in this AGREEMENT and/or the LETTER OF OFFER subject always to the limits and sub-limits imposed by the BANK on the FACILITY.

Clause 6 Repayment

6.1.	Repayment

Insofar as the FACILITY is not otherwise repaid or prepaid under any other provisions of this AGREEMENT, the BORROWER hereby agrees to repay the BANK the full principal amount and interest on the principal amount of the FACILITY forthwith upon any demand being made by the BANK which demand may be made by the BANK at any time and from time to time irrespective of whether or not an EVENT OF DEFAULT has occurred or is continuing. Until such demand in respect of the principal amount and interest at the PRESCRIBED RATE and/or DEFAULT rate thereon and/or demand in respect of any other SECURED AMOUNTS, the BORROWER shall repay the principal amount and interest in a manner and at such times as specified in this AGREEMENT and/or in the LETTER OF OFFER.

6.2.	Interest before principal

No part of any payment made by the BORROWER shall be treated as a repayment of principal until all interest due or deemed to be due or accrued and all other expenses and charges have been first paid.

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Clause 7 Interest, fees, commission & charges

7.1.	Interest payment

The BORROWER shall pay interest to the BANK at the PRESCRIBED RATE and/or DEFAULT RATE (as well after as before judgment) on all monies due and payable by the BORROWER and all monies outstanding and owing to the Bank in relation to the FACILITY and commission, discount charges and all other charges payable in relation to the FACILITY in such manner, at such time and by such mode of calculation and at such rate(s) as specified in the LETTER OF OFFER or any other rates(s) as may be specified by the BANK from time to time in accordance to Clause 7 hereof

7.2.	Capitalisation

Subject always to the provisions of Clause 7.6 and without in any way affecting the BORROWER's obligation to repay as stipulated in this AGREEMENT, if any interest, commission, discount charges or other charges owing under the FACILITY remains unpaid at the end of the period on which the same ought to have been paid, then in every such case the interest, commission, discount charges or other charges in arrears shall at the expiration of such period be capitalised and added for all purposes to the principal sum of the FACILITY then owing and shall thenceforth bear interest (as well after as before judgment and irrespective of whether the banker customer relationship subsists) at the PRESCRIBED RATE and all covenants and provisions contained in or implied by this AGREEMENT and all powers and remedies conferred by law or by this AGREEMENT and all rules of law or equity in relation to the principal sums, interest, commission or charges shall equally apply to such capitalised arrears and to interest on such arrears.

7.3.	Late Payment

In addition and without prejudice to the powers, rights and remedies conferred on the BANK herein, if the BORROWER shall default in the payment of any moneys covenanted to be paid (whether of principal, interest or other moneys herein covenanted to be paid), the BORROWER shall, subject to sub-clause 7.9, forthwith pay to the BANK additional interest at such rate that may be imposed in the LETTER OF OFFER or by the BANK from time to time at its absolute discretion on the sum due and payable at that time, calculated from the due date for such payment until the date of receipt of payment of the amount thereof, as agreed liquidated damages without prior notice to the BORROWER provided always that such rate shall not exceed the maximum rate, if any, that may be permitted by Bank Negara Malaysia or any other body or bodies (statutory, governmental or otherwise) which has the jurisdiction over such matter.

7.4.	Variation

Notwithstanding the provisions relating to the amount or rate of interest, commission fees or charges in this AGREEMENT, the BANK reserves the right at any time and from time to time hereafter at its absolute discretion with or without notice to the BORROWER to vary the amount, rate, mode or method of calculation of interest or commission or fees or charges in respect of any or all of the FACILITY.

7.5.	Manner of Variation

Without prejudice to the generality of sub-clause 7.4, the BANK is entitled to vary the interest rates under Clause 7 in the following manner:

7.5.1	in respect of the BLR by displaying at the premises of the BANK a general notice of change of the BLR of the BANK addressed to the public generally and such display shall be deemed sufficient notice to the BORROWER or by any other mode deemed fit and proper by the BANK; and

7.5.2.	in respect of the COST OF FUNDS, MARGIN and/or DEFAULT RATE of the BANK by serving a notice in writing on the BORROWER of the change in the COST OF FUNDS, MARGIN and/or DEFAULT RATE. Such notice shall be deemed to have been sufficiently served on the BORROWER if sent by ordinary mail to the usual or last known place of residence/business or to the address specified in Section 3 of Schedule 1.

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PROVIDED ALWAYS that the effective date of the change of the BLR, COST OF FUNDS, MARGIN and/or DEFAULT RATE shall be the date specified in the notice. Notwithstanding anything hereinbefore contained, any delay or failure on the part of the BANK to give notice in accordance with the provisions herein contained shall not absolve the BORROWER from his obligation to pay interest at the PRESCRIBED RATE and/or the DEFAULT RATE determined by the BANK.

7.5.3.	to substitute the BLR with the COST OF FUNDS or vice versa with or without giving notice to the BORROWER.

7.6.	Ascertaining limit

For the purpose of ascertaining whether the limit of the principal sum hereby or intended to be hereby secured has been exceeded or not, all accumulated and capitalised interest shall be deemed to be interest and not principal.

7.7.	Basis of calculation

Unless otherwise provided in this AGREEMENT, all interest and commission payable under this AGREEMENT shall be calculated on the basis of a year of three hundred and sixty five (365) days for the actual number of da ys elapsed.

7.8.	Instruments bearing higher interest

Where the payment of the SECURED AMOUNTS is further secured by any bill of exchange, promissory note, trust receipt or other instrument reserving a higher rate or amount of interest, commission or other charges to be paid in respect thereof than that hereinbefore covenanted to be paid, such higher rate of interest, commission or other charges shall be payable in respect of such moneys and nothing contained herein shall affect the right of the BANK to such higher interest, commission or other charges or as the case may be the difference between such higher rate or amount and the rate or amount payable hereunder.

7.9.	Right of BANK to interest

The right of the BANK to charge interest at the PRESCRIBED RATE and/or DEFAULT RA TE and in the manner specified in this AGREEMENT and/or the LETTER OF OFFER shall subsist and continue to subsist notwithstanding the issue and/or service of a demand for payment of moneys or any of the moneys intended to be secured by the SECURITY DOCUMENTS and notwithstanding that the relationship of banker and customer between the parties hereto shall have ceased for any reason whatsoever.

7.10.	Fees, bank charges, commissions and other charges

The BORROWER shall pay the fees, bank charges, commissions and other charges if any in relation to or in connection with the FACILITY, at the rates specified in the LETTER OF OFFER and in such manner and modes of computation as may be prescribed in the LETTER OF OFFER or by the BANK from time to time.

7.11.	Survival of provisions

The respective rates, manner, times of payment and modes of computation provided for under Clause 7 and/or the LETTER OF OFFER shall apply both before and after any demand or judgment and irrespective of whether the banker and customer relationship has ceased or not.

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Clause 8 Costs and expenses

8.1.	Expenses

The BORROWER shall pay and bear all legal fees and all whatsoever costs, registration and other fees, stamp duties and other disbursements and/or expenses including any penalty thereto and any service tax or similar tax payable on them arising out of and/or in connection with:

8.1.1.	the preparation, negotiation, execution, perfection, delivery and/or discharge and/or the release of any or all of the SECURITY DOCUMENTS irrespective of whether or not the FACILITY is utilised or cancelled; and

8.1.2.	any actual or proposed amendment, waiver or consent under this AGREEMENT.

8.2.	Legal Costs

The BORROWER shall and hereby undertake to pay and bear the BANK's legal fees (on a solicitor and client basis) and other costs and disbursements arising in contemplation of or otherwise in connection with the enforcement (or attempted enforcement of, or preservation or attempted preservation) of any rights of the BANK under any SECURITY DOCUMENTS or otherwise in respect of the SECURED AMOUNTS.

8.3.	Expenses incurred by the Bank

All fees costs, charges and expenses incurred hereunder by the BANK including any expenditure incurred in the creation, enforcement or preparation of the SECURITY DOCUMENTS or in the giving of any notice or in the making of any demand _under pursuant to or in respect of the relevant SECURITY DOCUMENTS or any moneys secured thereunder and all other moneys whatsoever paid by the BANK in respect of the said costs, charges and expenses or otherwise howsoever and all or any sum or money paid or expended by the BANK under or pursuant to the provisions of the SECURITY DOCUMENTS shall bear interest thereon at the PRESCRIBED RATE from the date of the sums having been paid or expended and such sums and interest shall on demand be paid to the BANK by the BORROWER and until payment shall be secured by the SECURITY DOCUMENTS and shall form part of the SECURED AMOUNTS

8.4.	Payment by deduction

The BANK shall be entitled to effect payment (to the extent not already discharged) of all expenses, duties, fees and other sums due and payable by the BORROWER under this Clause 8 out of and by deduction from the FACILITY and/or the accounts of the BORROWER with the BANK and the BORROWER irrevocably agrees that, without prejudice to any other rights and remedies of the BANK, the BANK shall be entitled (but not obligated), at any time and from time to time, without prior notice, to debit such payments against the BORROWER's account or other account(s) maintained with the BANK and/or to debit into such accounts any unpaid advances or part thereof being principal and interest as they fall due, the costs and expenses and other moneys undertaken to be paid under the SECURITY DOCUMENTS provided that no such debiting shall be deemed to be payment of the amount due (except to the extent of any amount in credit in the BORROWER's current or other accounts) or a waiver of any EVENT OF DEFAULT under this AGREEMENT or any other agreement relating to the FACILITY.

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Clause 9 Payments

9.1	No deductions

All payments to be made by the BORROWER under this AGREEMENT shall be made in full, without any counterclaim whatsoever and free and clear of any taxes, duties, deductions, withholdings or other deductions whatsoever imposed by the government or any political subdivision thereof or tax authority thereof, in immediately available, freely transferable, cleared funds on the due date to the account of the BANK.

9.2.	Payment due on a day which is not a business day

Where any payment is due on a day which is not a business day, the due date for that payment shall be extended to the next business day.

9.3.	Appropriation

9.3.1.	In the case of partial payment by the BORROWER, the BANK may appropriate such payment towards such of the obligations of the BORROWER under this AGREEMENT as the BANK may decide, notwithstanding any purported appropriation by the BORROWER in respect of such payment.

9.3.2.	In addition to sub-clause 9.3.l and notwithstanding any other provisions in the SECURITY DOCUMENTS, the BORROWER hereby irrevocably disables itself when making payments to the BANK from appropriating such payment towards the FACILITY or any part thereof and further waives the effect of the provisions of Section 60 of the Contracts Act, 1950 and unreservedly gives to the BANK the right of appropriation of all payments made by the BORROWER under this AGREEMENT.

9.4.	Conclusive Evidence

9.4.1.	Accounts maintained by the BANK in connection with the FACILITY and any statement signed by an officer of the BANK shall (save for manifest error) be conclusive evidence of the amounts from time to time owing by the BORROWER to the BANK under or in connection with this AGREEMENT.

9.4.2.	Any admission or acknowledgement by the BORROWER or any person authorized on behalf of the BORROWER or a judgment (be it in default or otherwise obtained against the BORROWER) shall be conclusive evidence against the BORROWER for whatever purpose including as conclusive evidence of the amounts from time to time owing by the BORROWER to the BANK.

Clause 10 Security

10.1.	Security

As security for the payment and discharge of the SECURED AMOUNTS to the BANK, the BORROWER shall simultaneously with the execution of this AGREEMENT or within such period as may be acceptable to the BANK, execute and deliver and/or cause to be executed and delivered to the BANK, the SECURITY. DOCUMENTS set out in the LETTER OF OFFER and Section 4 of Schedule 1 hereto and such other documents as the BANK may from time to time require.

10.2.	Restriction against other Charges

The BORROWER shall not and/or shall procure the relevant SECURITY PARTY to covenant not to, during the subsistence of the FACILITY cause or permit to arise or subsist any assignment, mortgage, charge, pledge, lien or other encumbrance over such security without the prior written consent of the BANK, and the BORROWER shall not during the subsistence of the FACILITY cause or permit to arise or subsist any assignment, mortgage, charge, pledge, lien or other encumbrance over any of its assets or any part thereof, without the prior written consent of the BANK (save and except for any lien arising by operation of law in the ordinary course of business of the BORROWER and/or the SECURITY PARTY).

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10.3.	Without prejudice to other security

This AGREEMENT shall be without prejudice to any security already given by the BORROWER to the BANK or any security which may hereafter be given to the BANK whether the same be for securing payment of the SECURED AMOUNTS or any part thereof or any other moneys and whether such security is taken as additional or collateral security or otherwise howsoever.

10.4.	Covenant to provide further security

10.4.1	The BORROWER shall at the request of the BANK and at the cost and expense of the BORROWER charge and/or deposit and/or cause to be charged and/or deposited with the BANK all documents of title of any or all immovable properties vested in the BORROWER and/or any SECURITY PARTY for any tenure and such charge and/or deposit may be by way of security for the payment of the SECURED AMOUNTS and/or for the purpose of securing any other moneys owing to the BANK and not secured by the SECURITY DOCUMENTS.

10.4.2	In addition, the BORROWER shall at the request of the BANK and at the cost and expense of the BORROWER execute and/or cause to be executed in favor of the BANK or its nominee(s) such agreements or mortgages, charges, caveats, pledges, assignments, transfers, liens or other security interests as the BANK may require of and on all or any part of the BORROWER's and/or the SECURITY PARTY's estate, right, title and interest in any property, assets, stocks or shares now belonging to or which may hereafter be acquired by or belong to the BORROWER and/or the SECURITY PARTY (including any vendor's lien) and the benefit of all licenses held in connection therewith to additionally secure the payment of the SECURED AMOUNTS or as substituted security.

10.5.	Continuing Security

The security created by the SECURITY DOCUMENTS is and shall be a continuing security for all moneys whatsoever now or hereafter from time to time owing to the BANK by the BORROWER whether alone or jointly and severally with another or others and whether as principal or surety notwithstanding that the BORROWER may at any time or times cease to be indebted to the BANK for any period or periods and notwithstanding that the account or accounts of the BORROWER with the BANK may from any cause whatsoever cease to be a current account or accounts and notwithstanding any settlement of account or accounts or otherwise.

10.6.	Liens and other security not affected

Nothing herein contained shall prejudice or affect any lien to which the BANK is entitled or any other security which the BANK may at any time or from time to time hold for or on account of the SECURED AMOUNTS nor shall anything herein contained operate so as to merge or otherwise prejudice or affect any bill note guarantee mortgage or other security which the BANK may for the time being have for any money intended to be hereby or otherwise secured or any right or remedy of the BANK thereunder.

10.7.	Revaluation of security

The BORROWER hereby authorises the BANK to value any or all the security held by the BANK at least once in every two years or from time to time or at such time as the BANK shall in its absolute discretion decide by any valuer acceptable to the BANK or any officer of the BANK or any person of the BANK's choice at the BORROWER's own costs and expense and in the event such valuation reveals that the forced sale value of the security held by the BANK is lower than that at the date hereof, the BANK may at its absolute discretion require the BORROWER within seven (7) days from the date of notice from the BANK to or cause to charge, pledge, mortgage or deposit with the BANK the BORROWER's and/or the SECURITY PARTY's stocks and shares, assets, movable properties and the issue document of title of any or all immovable properties vested in the BORROWER and/or the SECURITY PARTY of such value as the BANK may from time to time stipulate and for such tenure as the BANK so requires by way of further or additional security for the repayment of the total amount owing for the time being under this AGREEMENT.

ABMB FA 2002 (Revised 4/2008)	Page 15 of 37

10.8.	Further assurance

The BORROWER shall, at any time and from time to time, whether before or after any security under the SECURITY DOCUMENTS shall have become enforceable, at the cost and expense of the BORROWER, execute and/or cause to be executed all such transfers, assignments, assurances and do and/or cause to be done such acts and things as the BANK may reasonably require for perfecting the security intended to be created or agreed to be created in favour of the BANK and the exercise by the BANK of all the powers, authorities and discretion conferred on the BANK and the BORROWER shall also give all notices, orders and directions which the BANK may think expedient. For such purposes, a certificate in writing issued by the BANK to the effect that a particular transfer assignments, assurance, act or thing required by it is reasonably required by it shall be conclusive evidence of that fact.

Clause 11 Representations and Warranties

11.1.	Representations & warranties

The BORROWER represents and warrants to the BANK that -

11.1.1.	the BORROWER has full powers to own assets;

11.1.2.	the BORROWER has full legal right, authority and power to borrow the FACILITY- and to enter into and to exercise its rights and perform its obligations under this AGREEMENT and the SECURITY DOCUMENTS where applicable;

11.1.3.	this AGREEMENT constitutes legal, valid and binding obligations of the BORROWER enforceable in accordance with its terms and that the obligation of the BORROWER under this AGREEMENT in respect of the payment of principal, interest, fees and other expenses and charges does not contravene any exchange contro1 or other legislation or regulation binding on the BORROWER;

11.1.4.	the SECURITY DOCUMENTS constitute legal, valid and binding obligations of the respective SECURITY PARTY enforceable in accordance with their terms;

11.1.5.	the execution of each of the SECURITY DOCUMENTS and delivery and performance thereof by the relevant SECURITY PARTY and the utilisation of the FACILITY do not and will not

(i)	exceed the power granted to that SECURITY PARTY by or violate the provisions of, any law or regulation or any order or decree of any governmental authority, agency or court to which that SECURITY PARTY is subject;

ABMB FA 2002 (Revised 4/2008)	Page 16 of 37

(ii)	result in any actual or potential default under any existing mortgage debenture contract or agreement binding on that SECURITY PARTY or to which it is subject;

(iii)	where that SECURITY PARTY is a corporation, contravene any of the provisions of its Memorandum and Articles of Association; or

(iv)	result in any limitation upon that SECURITY PARTY's powers to borrow or create any imposition of or oblige it to create any encumbrance over any of its undertaking or any of its assets, rights or revenues other than pursuant to the provisions of the SECURITY DOCUMENTS;

11.1.6.	no lawsuit or investigation by any government agency or other regulatory authority is pending or to be instituted or threatened against any SECURITY PARTY;

11.1.7.	no violation of any provisions of legislation court orders judgment and others has been committed by any SECURITY PARTY;

11.1.8	there are no winding-up proceedings against any of the SECURITY PARTY, and no steps have been taken or are being taken to appoint a receiver, receiver and manager or liquidator to take over any of the assets and undertakings of any of the SECURITY .PARTY and the shareholders of the SECURITY PARTY, respectively, have not commenced any action for voluntary winding- up;

11.1.9.	there are no bankruptcy proceedings pending or threatened against any of the SECURITY PARTY;

11.1.10.	all consents licenses approvals or authorisations of any governmental authority in Malaysia which are required for or in connection with the execution performance validity enforceability of this AGREEMENT and the SECURITY DOCUMENTS have been obtained and are in full force and effect;

11.1.11.	the SECURITY PARTY have not defaulted in any existing loan agreement or security document;

11.1.12.	there has been no material adverse change in the financial condition or operations of the SECURITY PARTY since the BORROWER first applied for the FACILITY;

11.1.13.	the information furnished by the BORROWER in connection with the FACILITY do not contain any untrue statement or omit to state any fact the omission of which makes any statement made therein in the light of the circumstances under which they are made, misleading, and all expressions of expectation, intention, belief and opinion and all projections contained therein were honestly made on reasonable grounds after due and careful inquiry by the BORROWER;

11.1.14.	except as otherwise disclosed in the BORROWER's application for the FACILITY, none of the BORROWER's directors, managers, controlling shareholders (whether directly or indirectly interested) or agents and guarantors of the FACILITY are in the employment of the BANK or its subsidiaries;

11.1.15.	except as otherwise disclosed in the BORROWER's application for the FACILITY, none of the persons set out in Clause 11.1.14 above are related to any director, officer or employee of the BANK or its subsidiaries currently, whether as parent, spouse, brother, sister or child or is a financial dependant of such person;

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11.1.16.	the BORROWER has at the request of the BANK (if applicable) obtained and maintained all such insurance policies (life assurance policy and/or mortgage reducing term assurance policy or any other policy guaranteeing the repayment of all the SECURED AMOUNTS) as would be maintained by a prudent borrower at all relevant times and has complied in all material respects with the terms and conditions of such policies; and

11.1.17.	in the case where the BORROWER is a body corporate, its accounts as delivered to the BANK (a) were prepared in accordance with accounting principles and practices generally accepted in Malaysia and consistently applied and have been prepared, examined, reported on and approved in accordance with the procedures required by its Memorandum and Articles of Association and/or the laws of Malaysia (b) together with the notes thereto give a true and fair view of its financial condition or operations (or, in the case of the consolidated accounts, the consolidated financial condition and operations of the BORROWER and its consolidated subsidiaries) as at that date and for the period then ended; and (c) together with those notes disclose or reserve against the liabilities (contingent or otherwise) of the BORROWER as at that date and all material unrealised or anticipated losses from any commitment entered into by it and which existed on that date.

11.2.	Continuing nature of representations and warranties

The BORROWER hereby acknowledges that the BANK has entered into this AGREEMENT on the basis of and in full reliance of the above representations and warranties and the BORROWER agrees covenants undertakes and confirms that each of the above representations and warranties shall survive and continue in full force and effect after the execution of the Security Documents and the BORROWER shall be deemed to represent and warrant to the BANK on each drawdown date that

11.2.1.	the representations and warranties (up-dated mutatis mutandis) contained in sub-clause 11.1 are true and accurate in all respects as if made on each such I date; and

11.2.2.	no EVENT OF DEFAULT has occurred and no event which with the giving of notice or passing of time or both would constitute an EVENT OF DEFAULT has occurred.

11.3.	Basis of the FACILITY

The truth and correctness of all matters stated in the representations and warranties under sub-clause 11.1 shall form the basis of the BANK's commitment to make available or continue to make available the FACILITY to the BORROWER. If any such representation or warranty made shall at any time hereafter be found to have been incorrect or misleading in any respect then in such event and notwithstanding anything to the contrary hereunder the BANK shall have the right at its absolute discretion to review, suspend, recall or terminate the FACILITY or any part(s) thereof.

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Clause 12 Undertakings

12.1.	Undertakings

The BORROWER undertakes and covenants with the BANK that it will at all times during the continuance of this AGREEMENT and so long as any moneys payable under this AGREEMENT remains unpaid -

12.1.1.	punctually pay all its indebtedness under this AGREEMENT when due and owing;

12.1.2.	perform all its other obligations under this AGREEMENT;

12.1.3.	promptly furnish or obtain any governmental approval, authorisation licence or permit of any nature whatsoever which may now or hereafter be required under any law, decree or regulation relating to the performance of its obligations under this AGREEMENT;

12.1.4.	furnish to the BANK all such information as the BANK requests concerning the use of the FACILITY or any part thereof and on any factors materially affecting its financial condition;

12.1.5.	subordinate any existing and future loans to the repayment of the whole of the moneys payable under this AGREEMENT, unless such requirement is waived by the BANK;

12.1.6.	promptly inform and keep informed the BANK of any actual and threatened legal proceedings or claim involving the BORROWER and/or the SECURITY PARTY;

12.1.7	promptly notify the BANK of the occurrence of any EVENT OF DEFAULT;

12.1.8.	observe and perform all terms conditions stipulations covenants and undertakings on the part of the BORROWER to be observed and performed under the SECURITY DOCUMENTS;

12.1.9.	maintain an active and satisfactory account with the BANK and observe the approved limit and sub-limits of the FACILITY;

12.1.10.	to promptly disclose any substantial undertakings by the BORROWER which may affect the BORROWER in its ability to service its debts;

12.1.11.	immediately inform the BANK in the event any of the relationships referred to in Clauses 11.1.14 and/or 11.1.15 is established or is intended to be established;

12.1.12.	perform such other acts or execute such other documents from time to time upon request by the BANK for the purpose of effectively carrying out the provisions and intent of this AGREEMENT;

12.1.13	if the BANK so requires, give to the BANK evidence sufficient to satisfy it that the provisions of sub-clauses 12.1, 12.2 and 12.3 have been complied with; and

12.1.14.	where the BORROWER is a body corporate, the BORROWER shall:-

(a)	carry out and operate its business and affairs with due diligence and efficiency and in accordance with sound financial and industrial standards and practices and in accordance with its Memorandum and Articles of Association as amended from time to time;

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(b)	keep full and particular accounts of the carrying on of the BORROWER's business and cause the same to be properly posted up to date and furnish to the BANK within sixty (60) days from the end of each half year of each financial year of the BORROWER copies of its complete financial statements certified by a responsible officer of the BORROWER in such form as the BANK may from time to time determine, and further, as soon as available but in any event within one hundred and twenty (120) days after the end of each financial year of the BORROWER forward to the BANK two (2) copies of its balance sheet, profit and loss account and report duly audited and certified by a qualified independent auditor acceptable to the BANK stating accurately in accordance with generally accepted accounting standards and without any qualification or reservation deemed to be adverse by the BANK, the financial condition of the BORROWER; cause the BORROWER's holding company and/ or corporate guarantor to furnish to the BANK within sixty (60) da ys from the end of each half year of each financial year of the BORROWER's holding company and/ or corporate guarantor copies of its complete financial statements certified by a responsible officer of the BORROWER's holding company and/ or corporate guarantor in such form as the BANK may from time to time determine, and further, as soon as available but in any event within one hundred and twenty (120) days after the end of each financial year of the BORROWER's holding company and/ or corporate guarantor forward to the BANK two (2) copies of its balance sheet, profit and loss account and report duly audited and certified by a qualified independent auditor acceptable to the BANK stating accurately in accordance with generally accepted accounting standards and without any qualification or reservation deemed to be adverse by the BANK, the financial condition of the BORROWER's holding company and/ or corporate guarantor;

(c)	where the BORROWER or the BORROWER's holding company and / or corporate guarantor are public listed companies, the BORROWER shall furnish or cause to be furnished to the BANK within seven (7) days from the date of submission of the accounts of the BORROWER or the BORROWER's holding company and/ or corporate guarantor to the Kuala Lumpur Stock Exchange two (2) copies of its balance sheet, profit and loss account and report duly audited and certified by a qualified independent auditor acceptable to the BANK stating accurately in accordance with generally accepted accounting standards and without any qualification or reservation deemed to. be adverse by the BANK, the financial condition of the BORROWER or the BORROWER's holding company and/ or corporate guarantor;

(d)	keep and maintain its paid up share capital and any increases thereof;

(e)	inform the BANK within seven (7) days of any material change in the management, Board of Directors or shareholders or the ownership or control of any of the share capital of the BORROWER and/ or the Security Party and/or the controlling shareholders of the BORROWER and/ or the Security Party ; and

(f)	appoint such auditor or .firm of auditors as shall be approved by the BANK and authorise such auditor or firm of auditors to supply the BANK with a certified· copy of any communication sent by such auditor or firm of auditors to the BORROWER and further to communicate directly with the BANK at any time in respect of any matter connected with the accounts and operations of the BORROWER.

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12.1.15	comply with the BANK’s internal guidelines as well as guidelines laid down from time to time by the Uniform Custom and Practice for Documentary Credits, the Uniform Rules for Collection, Bank Negara Malaysia and other relevant statutory bodies as the case may be.

12.2.	Insurance

12.2.1.	The BORROWER further undertakes and covenants with the BANK that it will at all times during the continuance of the SECURITY DOCUMENTS and so long as any moneys payable under the SECURITY DOCUMENTS remain unpaid, save as provided in sub-clause 12.2.4, insure and keep insured, with such reputable and responsible insurers approved and appointed by the BANK the assets of the BORROWER which are charged to the BANK under the SECURITY DOCUMENTS and which are of an insurable nature against loss or damage (including loss of rent and profit) by fire storm lightning earthquake explosion riot civil commotion malicious damage impact flood burst pipe terrorism aircraft and other aerial devices or articles dropped therefrom public liability and other risks usually insured against by prudent BORROWER and such other risks and upon such terms as the BANK may from time to time require to the full reinstatement or replacement cost thereof (including architects' and surveyors' fees and demolition costs and costs of shoring up) to the satisfaction of the BANK with the BANK named as a co- insured and loss payee and shall duly and promptly pay all premiums and other moneys necessary for effecting and maintaining such insurances and produce to the BANK the receipts for the current premiums within fourteen (14) days after their becoming due.

12.2.2.	Whenever required by the BANK, the BORROWER shall and shall ensure that the SECURITY PARTY shall take up and maintain a life assurance policy or a mortgage reducing term policy as the BANK in its absolute discretion decide or any other policy guaranteeing the repayment of all the SECURED AMOUNTS.

12.2.3.	The BORROWER shall comply with the terms and conditions of the above insurance policies including without limitation any stipulations or restrictions as to use or operation of any asset and not to do or (insofar as within its power to prevent the same) permit anything to be done which may make void or voidable any insurance effected or maintained pursuant to the SECURITY DOCUMENTS.

12.2.4.

All moneys which may be received by virtue of any such policy shall either be applied to make good the loss or damage in respect of which the same may have been recovered or (at the option of the BANK and without prejudice to any obligations in the policy of insurance or to any obligations having priority to the obligations imposed by this AGREEMENT) be applied in or towards the discharge or reduction of the SECURED AMOUNTS. The BORROWER shall hold all moneys so received on such insurance in trust for the BANK and the BANK may receive and give a good discharge of all such moneys.

12.2.5.	Notwithstanding anything else to the contrary herein contained and irrespective of whether there is a default in effecting maintaining or renewing any insurance in accordance with the foregoing provisions of this sub-clause 12.2, it shall be lawful for but not obligatory upon the BANK to insure and keep insured the same and all moneys so expended shall be repaid by the BORROWER forthwith on demand and until payment shall be debited to the BORROWER's account and shall be secured by all assets charged to the BANK in addition to the moneys hereby covenanted to be paid with the same priority and with interest at the relevant rate to be decided by the BANK at its absolute discretion. Provided Always that the BANK shall not be in any way whatsoever be liable for failing to effect, maintain or keep on foot any such insurance as aforesaid or for any loss whatsoever arising out of any deficiency in the insurance taken on the assets which are charged to the BANK under the SECURITY DOCUMENTS or for any loss whatsoever, whether directly or indirectly.

ABMB FA 2002 (Revised 4/2008)	Page 21 of 37

12.2.6	The BORROWER shall not, except at the request of the BANK, keep on foot any insurance against any risk in respect of any assets charged to the BANK where the BANK has effected or kept on foot such insurance.

12.2.7	In the event of all monies received on any insurance as aforesaid being less than the amount due to the BANK hereunder including interest and all monies and all other charges due and payable by the BORROWER to the BANK hereunder the BORROWER shall forthwith pay to the BANK the difference between the amount due and the amount so received and until such payment will also pay interest on such balance at the PRESCRIBED RATE or DEFAULT RATE, as the case may be.

12.3.	Negative Covenants

The BORROWER hereby covenants that during the continuance of this AGREEMENT it will not without the consent of the BANK in writing first had and obtained, which consent shall not be unreasonably withheld:

(a)	add to, delete, vary or amend the BORROWER's Memorandum and Articles of Association in any manner which would be inconsistent with the provisions of the Security Documents or change the BORROWER's financial year or the nature of the BORROWER's present business or sell, transfer, lease or otherwise dispose of all or a substantial part of its capital assets or undertake or permit any merger, consolidation or reorganisation;

(b)	save as provided by any provisions herein decrease or in any way whatsoever alter the authorised or issued share capital of the BORROWER whether by varying the amount structure or value thereof or the rights attached thereto or convert any of its share capital into stock or by consolidating dividing or sub-dividing any or all of its shares;

(c)	lend or advance or give any credit (other than normal trade creditor trade guarantees or temporary loans or advances to staff customers contractors or suppliers in the ordinary course of business) to any person partnership or corporation;

(d)	enter into any transaction with any person, firm or company except in the ordinary course of business on ordinary commercial terms and on the basis of arm's length arrangement or establish any exclusive purchasing or sales agency or enter into any transaction whereby the BORROWER might pay more than the ordinary commercial price for any purchase or might receive less than the full ex-works commercial price (subject to normal trade discounts) for its products;

(e)	carry on any business other than its existing business on the date it first applied for the FACILITY or permit any changes in the nature of the BORROWER's business;

(f)	subject to the provisions of the SECURITY DOCUMENTS, enter into partnership, profit-sharing or royalty agreement or other similar arrangement whereby the BORROWER's income or profits are or might be shared with any other person, firm or company or enter into any management contract or similar arrangement whereby the BORROWER's business or operations are managed by any other person, firm or company;

(g)	withdraw or distribute to it shareholders from the account of its business any money from the capital of the business or any profit including retained or accrued profits or pay or declare any dividends or bonus issue or make any distribution of capital but such consent of the BANK shall not be unreasonably withheld subject nevertheless to the BORROWER having satisfied the BANK that it has sufficient capital to maintain in continuing operation of the BORROWER's business;

ABMB FA 2002 (Revised 4/2008)	Page 22 of 37

(h)	create or permit to exist any lien or encumbrances or any assets of the BORROWER except:-

(i)	the SECURITY DOCUMENTS

(ii)	any tax or other statutory lien, provided that any lien shall be discharged within THIRTY (30) days after final adjudication provided however that the BORROWER shall have the right in good faith to contest any such lien or claim for lien.

For the purposes of this paragraph, the expression 'lien' includes mortgages, pledges, charges privileges and priorities of any kind and the expression 'assets' includes any revenues and property movable and immovable of any kind;

(i)	incur expenditure for fixed assets and other non-current assets other than those required for carrying out its business or necessary for repairs or replacements essential to the operation of its business;

(j)	incur, assume, guarantee or permit to exist any additional indebtedness except:-

(i)	the TOTAL FACILITIES ;

(ii)	short-term debts incurred in respect of money borrowed from licensed banks or from other sources in the ordinary course of business;

For the purpose of this paragraph, any credit from a supplier of capital goods, instalment purchase or other similar arrangement is deemed to be indebtedness and is not deemed to be permitted by clause J2.3(j)(ii) hereof, and a short-term debt is deemed to be any debt payable on demand or maturing by its term within TWELVE (12) months after the date on which it was originally incurred;

(k)	terminate or seek to terminate, commit or threaten to commit a breach, amend or grant any waiver in respect of any of the agreements or arrangements referred to in clause 10 hereof or any other agreement entered into in pursuance of or in connection with the SECURITY DOCUMENTS or the implementation of the BORROWER's business;

(I)	make or permit to exist loans or lend or make advances to any person partnership or corporation or others or make investments in other companies or enterprises or guarantee any person enterprise or person (other than normal made credit or normal made guarantees or temporary loans to staff, customers, contractors or suppliers in the ordinary course of business) PROVIDED that the BORROWER shall be at liberty to invest in short-term marketable securities acquired solely so as to utilise such funds of the BORROWER as are not immediately required for the BORROWER's business;

(m)	enter into any factoring agreement with any person firm or company whereby the BORROWER agrees to the factoring of its receivables;

(n)	give any loans or advances to any of the BORROWER's directors, shareholders, associate or related companies or subsidiaries;

(o)	permit any changes with respect to the composition of the BORROWER's shareholders or its present ownership structure;

ABMB FA 2002 (Revised 4/2008)	Page 23 of 37

(p)	permit or suffer any material change in the ownership or control of any equity shares in the BORROWER or the controlling shareholders of the BORROWER and/or SECURITY PARTY or the management thereof;

(q)	subject to the provisions herein contained, make any prepayment in respect of any debt or other credit facilities (other than short-term debts as defined in clause 12.3(j)(ii) hereof) or prepayment of any loan advanced to the BORROWER by related corporations within the meaning of Section 6 of the Companies Act 1965 or the BORROWER's shareholders.

Clause 13 Default

13.1.	EVENTS OF DEFAULT

There shall be an EVENT OF DEFAULT if

13.1.1	on demand being made by the BANK on the TOTAL FACILITIES;

13.1.2	if a SECURITY PARTY shall default in the payment to the BANK of the interest, commission, commitment fee or any other monies herein covenanted to be paid after the same shall have become due by a SECURITY PARTY to the BANK whether formally demanded or not;

13.1.3	if in accordance with the provisions of the SECURITY DOCUMENTS the whole of the FACILITY together with the interest thereon, acceptance commission charges fees and all other monies and liabilities payable by a SECURITY PARTY to the BANK shall become due and payable;

13.1.4	if a SECURITY PARTY shall commit or threaten to commit a breach of any of the agreements, stipulations, terms, covenants, conditions or undertakings contained in the SECURITY DOCUMENTS and on its parts to be observed and performed and (if capable of being remedied) in the opinion of the BANK failed to remedy it within SEVEN (7) days upon receipt of a notice from the BANK;

13.1.5	if a SECURITY PARTY (being a corporate entity) ceases or threatens to cease to carry on its business or (without the prior written consent on the BANK) disposes the whole or a substantial part of its business, properties or assets (save and except done in the normal course of business) or the same .are acquired, seized or expropriated whether by the government or otherwise or a SECURITY PARTY is prevented from exercising control over the same by reason of any action whether by the government or otherwise which has a similar effect to acquisition, seizure or expropriation and the result of any of the foregoing provisions of this paragraph is in the opinion of the BANK a material change in the financial condition of a SECURITY PARTY to perform its obligations under any of the SECURITY DOCUMENTS;

13.1.6	if a petition shall be presented or an order be made or an effective resolution is passed for the winding up of a SECURITY PARTY;

13.1.7	if a receiver and/or manager of a SECURITY PARTY where applicable property assets or undertaking or any part thereof pursuant to any debenture shall be appointed and such appointment shall be deemed by the BANK to be prejudicial to this AGREEMENT;

13.1.8	if a distress or execution or other process of a court of competent jurisdiction be levied or issued against any of the properties of a SECURITY PARTY and such distress execution or other process as the case be is not satisfied by a SECURITY PARTY within FOURTEEN (14) days from the date thereof;

ABMB FA 2002 (Revised 4/2008)	Page 24 of 37

13.1.9	if a SECURITY PARTY commits or threaten to commit a breach of any term, stipulation, covenant or undertaking herein contained or contained in any other SECURITY DOCUMENTS between the BANK and a SECURITY PARTY and executed pursuant to or referred to in this AGREEMENT or contained in any other loan or credit agreements to which a SECURITY PARTY is a party and on its or their part to be observed and performed and in the opinion of the BANK has failed to remedy or take adequate steps to remedy the same within SEVEN (7) days after notice from the BANK;

13.1.10	if in the opinion of the BANK (which shall be final and binding) a SECURITY PARTY is not carrying on its business and affairs in accordance with sound financial and industrial standard and practices;

13.1.11	if in the opinion of the BANK its security hereunder is in jeopardy and notice thereof is given to the BORROWER;

13.1.12	if any representation or warranty made in connection with the execution and delivery of the SECURITY DOCUMENTS shall be found to have been incorrect or misleading in any material respect as of the date at which the same was made or deemed made and the same is not remedied upon the expiry of SEVEN (7) days after the written notice thereof shall have been given to the BORROWER by the BANK

13.1.13	if default be made by a SECURITY PARTY in the payment of any monies payable under the provisions hereof or in any other loan or credit agreements with other bank(s) or financial institution(s) to which the SECURITY PARTY is a party, whether formally demanded or not;

13.1.14	if a RELATED CORPORATION or SECURITY PARTY defaults in the payment of any monies payable under any account agreement or instrument with the BANK or with any other financial institution;

13.1.15	if the FACILITY granted by the BANK shall have been determined by the BANK or if the sum owing by a SECURITY PARTY to the BANK on the FACILITY shall become immediately due and repayable for any reason whatsoever, and/or a SECURITY PARTY fails to observe and perform within SEVEN (7) days thereof the terms, covenants and undertakings contained in this AGREEMENT and the SECURITY DOCUMENTS;

13.1.16	if a RELATED CORPORATION or SECURITY PARTY is unable to pay its debts within the meaning of Section 218 of the Companies Act, 1965 or any statutory modification or re-enactment thereof or suspend the payment thereof or if the RELATED CORPORATION or SECURITY PARTY enters into any arrangement or composition with its creditors or there is .declared by any competent court or authority a moratorium on the payment of indebtedness or the RELATED CORPORATION or SECURITY PARTY being a corporate entity applies to court under Section 176 of the Companies Act, 1965 for approval to a scheme of arrangements;

13.1.17	if the BANK have been misrepresented, wilfully misled or pertinent information has been withheld by a SECURITY PARTY with regard to any request for disbursement of the FACILITY and/or the existing financial position of the SECURITY PARTY;

13.1.18	if in the opinion of the BANK (which opinion shall not be questioned on any account whatsoever) there has been any material change in the ownership or control of any equity shares in a SECURITY PARTY or the controlling shareholders of a SECURITY PARTY or the management thereof;

ABMB FA 2002 (Revised 4/2008)	Page 25 of 37

13.1.19	if a SECURITY PARTY defaults under any other agreement or instrument with any other person or persons bank or banks or financial institution involving the borrowing of money by or the advance of credit to the SECURITY PARTY which gives the holder of the obligation concerned the right of power to accelerate repayment or withdraw the advance of credit;

13.1.20	if the BANK shall be of the opinion that to continue with the FACILITY would be detrimental to its interest or otherwise undesirable in view of any changes in applicable law or regulation which makes it unlawful for the BANK to continue with the FACILITY;

13.1.21	if any legal proceedings suit or action shall be instituted against a SECURITY PARTY or event or events has or have occurred and a situation exists and after review by the BANK the BANK is of the opinion that this will materially affect the SECURITY PARTY's ability to repay the FACILITY and accrued interest thereon or to perform its or other obligations under the SECURITY DOCUMENTS as the case may be in accordance with the terms hereof;

13.1.22	any licence, authorisation, approval, consent; order or exemption or filing with any governmental authority with respect to this AGREEMENT and the SECURITY DOCUMENTS is revoked, withheld, modified or ceases to be in full force and effect;

13.1.23	if a SECURITY PARTY shall die or become insane or commit an act of bankruptcy or is committed to serve a custodial sentence;

13.1.24	if in the absolute opinion of the BANK, the BORROWER's account with the BANK (including any other accounts the BORROWER may have with the BANK) is or has not been operated satisfactorily or if the BORROWER is blacklisted by the Biro Maklumat Cek;

13.1.25	if in the opinion of the BANK any material adverse changes affecting the financial condition of a SECURITY PARTY or its operations or the financial condition of a SECURITY PARTY shall have occurred or is threatened;

13.1.26	if any of the SECURITY DOCUMENTS become invalid or unenforceable or shall be challenged by any of the SECURITY PARTY as to its validity;

13.1.27	if a SECURITY PARTY fails, refuses and neglects for whatsoever reason to comply with any one or more of the special covenants, if any within the respective periods of time stipulated therein;

13.1.28	If an Event of Default defined in any other SECURITY DOCUMENTS shall have occurred.

13.2.	Consequence

If an EVENT OF DEFAULT occurs or at any time thereafter while such EVENT OF DEFAULT is continuing the entire principal amount of the FACILITY then outstanding including the interest thereon and all other sums or moneys (whether principal, interest, fee, commission or otherwise) for the time being owing under this AGREEMENT shall become due and immediately repayable on demand and the BANK shall forthwith become entitled to recover the same with interest thereon at the DEFAULT RATE set out in the LETTER OF OFFER as may be varied from time to time by the BANK and to exercise the rights and powers upon default provided for in the SECURITY DOCUMENTS and by law without any previous notice to or concurrence on the part of the BORROWER.

ABMB FA 2002 (Revised 4/2008)	Page 26 of 37

13.3.	Notice for repayment

A demand for repayment of the principal moneys interest and all other sums or moneys due under the provisions of sub-clause 13 .2 may be made by a notice in writing from the BANK demanding payment of the same within seven (7) days from the date of such notice.

13.4.	Indemnity

In addition to and without prejudice to other powers, rights and remedies conferred on the BANK herein, the BORROWER shall indemnify the BANK against any loss or expenses (including but not limited to legal costs on a solicitor and client basis) which the BANK may sustain or incur as a consequence of any default in the payment by the BORROWER of any sum due hereunder, including but not limited to any interest or fees payable on account of or in respect of any funds borrowed or deposits from third parties in order to maintain the amount in default or in liquidating or re-employing such funds or deposits.

Clause 14 Remedies

14.1.	Concurrent Action

Notwithstanding any provision herein or in the SECURITY DOCUMENTS contained, upon default or breach by any of the SECURITY PARTY of any term, covenant, stipulation or undertaking herein provided and on the part of the BORROWER· to be observed and performed, the BANK shall thereafter have the right to exercise all or any of the rights or remedies available whether under this AGREEMENT or in the SECURITY DOCUMENTS or by statute or otherwise and shall be entitled to exercise such rights or remedies concurrently, including pursuing all rights of set off, to collect the proceeds of all assignments and to give good and valid discharge therefor and to institute legal proceedings by way of civil suit or foreclosure proceedings or otherwise against the BORROWER to recover all moneys due and owing to the BANK.

14.2.	Set-Off by the BANK

The BANK may in its absolute discretion whether or not an EVENT OF DEFAULT has occurred at any time without notice or in making demand notwithstanding any settlement of account or other matter whatsoever combine or consolidate all or any then existing accounts opened by the BORROWER alone or jointly with others and/or accounts opened on behalf of the BORROWER wheresoever situate and set off or transfer any sum standing to the credit of any one or more such accounts in or towards satisfaction of any moneys owing or obligations or liabilities of the BORROWER to the BANK whether such liabilities be present future actual contingent primary collateral several or joint. When such combination set off or transfers requires the conversion of one currency into another such conversion shall be calculated at the then prevailing spot rate of exchange of the BANK (as conclusively determined by the BANK) for purchasing the currency in which the moneys obligations or liabilities were due owing and incurred with the existing currency so converted.

14.3.	Application of moneys realised

All moneys received by the BANK in exercise of any power or rights conferred by the SECURITY DOCUMENTS subject always to such statutory priorities of appropriation that may be imposed by law shall be applied by the BANK

14.3.1.	firstly, in or towards payment of all costs charges outgoings and expenses incurred or occasioned pursuant to the exercise of any such power or rights conferred by any provision of the SECURITY DOCUMENTS;

14.3.2.	secondly, in or towards payment to the BANK of all interest, fees, commission and other charges accrued and remaining unpaid on the FACILITY and also all other charges and expenses accrued and remaining unpaid under the SECURITY DOCUMENTS;

ABMB FA 2002 (Revised 4/2008)	Page 27 of 37

14.3.3.	thirdly, in or towards payment of all principal moneys in respect of the FACILITY due to the BANK;

14.3.4.	fourthly, in or towards payment of any other moneys due and owing by the BORROWER to the BANK; and

14.3.5.	lastly, in or towards payment to any party entitled thereto.

14.4.	Order of payment

Notwithstanding the provisions of sub-clause 14.3, if the BANK shall be of the opinion that the security may prove deficient, payments may be made to the BANK at the BANK's request on account of principal before interest but such alteration in the order of payment shall not prejudice the right of the BANK to receive the full amount to which it would have been entitled if the primary order of payment had been observed or a [n]y lesser amount which the sum ultimately realised from the security may be sufficient to pay.

14.5.	Deficiency in moneys realised

If the amount realised pursuant to the exercise of the powers or rights conferred by the SECURITY DOCUMENTS on the BANK, after deduction and payment of all fees dues and costs, is less than the amount due to the BANK and whether at such realisation the BANK is the purchaser of the assets or otherwise the BORROWER shall pay to the BANK the difference between the amount due and the amount so realised and until payment will also pay interest on the same (both before as well as after demand or judgment and irrespective of whether the banker and customer relationship has been terminated) at the DEFAULT RATE on monthly rests.

14.6.	The BORROWER agrees that it shall remain liable to the BANK on any bank guarantee(s) issued hereunder until the BANK is released from liability by the beneficiaries, as the case may be, named in such bank guarantee(s) or in the event of any bank guarantee(s) issued hereunder being enforced until the BORROWER had paid in full all amounts due hereunder, whichever is the later. Without prejudice to the foregoing or to anything in clauses 13 or 14 hereof, the BANK shall upon the occurrence of an Event of Default be entitled to demand from the BORROWER an amount equivalent to the BANK's liability under any bank guarantee(s) issued hereunder notwithstanding that the BANK has not become liable to pay the beneficiary of such bank guarantee(s) thereunder whereupon the BORROWER shall forthwith pay such amount in full to the BANK and the BANK shall be entitled to apply such amount in accordance with clause I4.3 hereof or to retain the same until the BANK is released from liability under such bank guarantee(s) or to pay such amount or any part thereof to the beneficiary upon such bank guarantee(s) being enforced, as the case may be.

14.7	Cumulative rights and remedies

The rights and remedies of the BANK provided in this AGREEMENT are cumulative and are not exclusive of any rights or remedies of the BANK provided at law.

Clause 15 Miscellaneous rights of the BANK

15. I.	Changes in Circumstances

Notwithstanding any provision to the contrary herein, in the event that by reason of the enactment of or the making of any change in any applicable law, regulation or regulatory requirement or in the interpretation or application thereof or the making of any request or direction from or requirement of Bank Negara Malaysia or other fiscal or monetary authority (whether or not having the force of law) the BANK shall be of the opinion that it has or will become unlawful or it is otherwise prohibited or prevented for it to maintain or give effect to all or any of its obligations as contemplated by this AGREEMENT then, notwithstanding any other provisions herein, the BANK's obligation to advance the FACILITY shall forthwith be terminated and/or as the case may be, the BORROWER shall on demand forthwith repay the FACILITY in full together with accrued interest thereon and any other amount payable thereunder to the BANK.

ABMB FA 2002 (Revised 4/2008)	Page 28 of 37

15.2.	Capital adequacy

If the introduction of or change in any law, regulation, directive or request from any governmental or regulatory authority (whether or not having the force of law) imposes or modifies any capital adequacy or similar requirement (including, without limitation, a requirement which affects the BANK's allocation of capital resources to its obligations) and, as a result, the cost to the BANK of making or maintaining amounts available under this AGREEMENT is increased or the amount of any sum received or receivable by the BANK in respect of the FACILITY is reduced or the BANK is, in its sole opinion, unable to obtain the rate of return on its capital that it would have been able to achieve but for its obligations hereunder and/or their performance, then the BORROWER shall pay to the BANK on demand such additional amount which will, in the sole opinion of the BANK, compensate the BANK for such additional cost, reduction, payment or return. The BANK will endeavour to mitigate the effects of such event. A certificate of the BANK specifying the rate varied and/or amount of such compensation shall, in the absence of manifest error, be conclusive.

15.3.	Modification and Indulgence

The BANK may at any time and without in any way affecting any security created by the SECURITY DOCUMENTS:

15.3.1.	determine vary decrease or increase the TOTAL FACILITIES granted to the BORROWER and/or the sublimits of the TOTAL FACILITIES and/or grant any new facility to the BORROWER and may open and/or continue any account or accounts current or otherwise with the BORROWER at any branch or branches of the BANK;

15.3.2.	grant to the BORROWER and/or SECURITY PARTY any time or indulgence;

15.3.3.	deal with exchange release or modify or abstain from perfecting or enforcing any security or other guarantees or rights it may now or at any time hereafter or from time to time have from or against the BORROWER and/or SECURITY PARTY;

15.3.4.	release or discharge compound or enter into any deed of composition with the BORROWER and/or SECURITY PARTY;

15.3.5.	accept payment of the moneys due or becoming due hereunder by any such increased or decreased instalments as shall from time to time be agreed or prescribed by the BANK or to agree to suspend payments under any SECURITY DOCUMENTS in reduction of the principal or to give time for the payment of the moneys due or becoming due under any of the SECURITY DOCUMENTS or to grant such indulgence from time to time in the absolute discretion of the BANK;

15.3.6.	open, whether before or after the recall or termination of the TOTAL FACILITIES , a new account or accounts for the payment of moneys received from the .BORROWER or any third party or parties for any purpose whatsoever and to allow the BORROWER to operate such account(s) for so long as the BANK thinks fit without any obligation on the part of the BANK to apply moneys held on the new account or accounts towards reduction of the BORROWER's liabilities to the BANK;

ABMB FA 2002 (Revised 4/2008)	Page 29 of 37

15.3.7.	vary cancel change split consolidate or merge the form of the TOTAL FACILITIES so as to convert the existing TOTAL FACILITIES or cancel one or more of them or create a different TOTAL FACILITIES or suspend the TOTAL FACILITIES . Proyjded always that in respect of the different TOTAL FACILITIES the BANK may arrange at any time or from time to time to charge a different interest rate for each facility other than the prevailing rate applicable to the existing TOTAL FACILITIES and the covenant as to the rate of interest (including the additional interest rate) and its computation and variation shall be construed and shall be applied to accommodate the different interest rates and additional interest rates chargeable to each kind of facility given to the BORROWER by the BANK;

15.3.8.	renew bills promissory notes or other negotiable securities in any manner and to compound with give time for payment to accept compositions from or grant any other indulgence to or make any other arrangements with the BORROWER or any person liable on bills notes guarantees or other security held or to be held by the BANK for or on behalf of the BORROWER;

15.3.9.	give time for payment of any bills of exchange promissory notes or other securities which may have been discounted for or received on account from the BORROWER by the BANK or on which the BORROWER shall or may be liable as drawer or endorser or otherwise to any parties liable thereon or thereto as the BANK shall in its discretion think fit;

15.3.10.	to vary exchange or release any of the securities under the SECURITY DOCUMENTS and any other securities held or to be held by the BANK for or on account of the SECURED AMOUNTS or any part thereof; or

15.3.11.	add additional terms or vary from time to time at its sole and absolute discretion any or all of the terms and conditions of the TOTAL FACILITIES, this AGREEMENT and the SECURITY DOCUMENTS and/or of any other facility or facilities granted or to be granted to the BORROWER and/or the SECURITY PARTY from time to time as the BANK deems fit without affecting the security hereby created.

15.3.12.	and the liabilities of the BORROWER shall not be discharged diminished or affected and the security or obligations created by this AGREEMENT shall continue to be valid and binding for all purposes whatsoever notwithstanding:-

(i)	any time given or extended to the BORROWER and/or SECURITY PARTY or any other indulgence which the BANK may from time to time grant to the BORROWER for the payment of monies due to the BANK or for the observance or performance of any term, stipulation, covenant or undertaking on the part of the BORROWER to be observed and performed under the terms of this AGREEMENT or for the failure to enforce any right or remedy against the BORROWER;

(ii)	any arrangement entered into or any composition accepted by the BANK modifying its rights and remedies or any forbearance whether as to payment time performance or otherwise; and

(iii)	any variation, exchange, substitution, renewal, release or modification or alteration made with the BANK's prior written approval to any security or securities held or to be held by the BANK for or on account of the monies hereby secured or any part hereof or any part thereof or of any of the obligations, terms, stipulations, covenants and undertakings contained in this AGREEMENT.

ABMB FA 2002 (Revised 4/2008)	Page 30 of 37

15.4.	Suspense Account

Any money received by the BANK under this AGREEMENT may be placed and kept to the credit of a non-interest bearing suspense account for so long as the BANK thinks fit without any obligation in the meantime to apply the same or any part thereof in or towards discharge of the SECURED AMOUNTS or any part thereof. Notwithstanding any such payment in the event of any proceedings in or analogous to bankruptcy liquidation composition or arrangement the BANK may prove for and agree to accept any dividend or composition in respect of the whole or any part of such money and liabilities in the same manner as if this security had not been created.

15.5.	Disclosure of Information

The BORROWER irrevocably authorises and permits the BANK its officers and employees to disclose and furnish all information concerning the FACILITY, this AGREEMENT, present and future accounts of the BORROWER and any other matters relating to the BORROWER or its business and operations to:-

15.5.1.	other financial institutions granting or intending to grant any credit facilities to the BORROWER, the Central Credit Unit or any other central credit bureau established by Bank Negara Malaysia, Cagamas Berhad, any other relevant authority as may be authorised by law to obtain such information, or such authorities/agencies established by Bank Negara Malaysia, or any agency established by the Association of Banks in Malaysia;

15.5.2.	the related or associate corporations (as defined in the Banking and Financial Institutions Act, 1989) of the BANK;

15.5.3.	the BORROWER/SECURITY PARTY/guarantors or any party intending to provide security in respect of the FACILITY; and

15.5.4.	the BANK's auditors, solicitors and/or other agents in connection with the recovery of moneys due and payable hereunder.

The BORROWER hereby irrevocably consents to such disclosure and confirms that the BANK its officers and employees shall be under no liability for furnishing such information whether by reason of any misstatement, error, omission, delay or any matter in connection thereto whatsoever and whether before on or after the date of this AGREEMENT.

15.6.	Payment in gross

Any money received by the BANK from the BORROWER or from any other person capable of being applied in reduction of the SECURED AMOUNTS shall be regarded for all purposes as payment in gross and if an order be made or effective resolution passed for the bankruptcy, winding up or liquidation of the BORROWER as the case may be, the BANK may prove for the whole of the moneys then owing and no moneys received under such proof shall be considered as received in respect of the SECURITY DOCUMENTS but the full amount owing shall be payable until the BANK has received from all sources 100 Sen in the Ringgit Malaysia and if the amount ultimately received by the BANK exceeds the balance owing to the BANK the excess over such balance shall be repaid to the BORROWER or any other person on whose account the same shall have been received by the BANK.

ABMB FA 2002 (Revised 4/2008)	Page 31 of 37

15.7.	Right of the BANK to review the FACILITY

The BANK specifically reserves the right to review the FACILITY at any time and from time to time as the BANK in its absolute discretion may deem fit whether or not an EVENT OF DEFAULT has occurred or is continuing. Upon the review of the FACILITY and irrespective of whether or not an EVENT OF DEFAULT has occurred or is continuing and notwithstanding anything to the contrary in this AGREEMENT, the BANK may exercise its rights under sub-clause 15.3.

15.8	Increased costs

Where the BANK determines that, as a result of the introduction or variation of any law, order, regulation or official directive (whether or not having the force of law), or any change in the interpretation or application thereof by any competent authority, or compliance with any request (whether or not having the force of law) from Bank Negara Malaysia or other fiscal, monetary or other authority the costs to the BANK of making available or continuing to make available the FACILITY is increased or the amount of any sum received or receivable by the BANK in respect of the BANK making or continuing to make available the FACILITY or the effective return to the BANK under the FACILITY is reduced or the BANK is obliged to make any payment (except in respect of tax on the BANK's overall net income) or forego any interest or other return on, or calculated by reference to, the amount of any sum received or receivable by the BANK from the BORROWER under the FACILTY then the BANK shall notify the BORROWER of the circumstances leading to the BANK's determination and:-

(i)	the BORROWER shall on demand pay to the BANK such reasonable amount as the BANK from time to time and at any time notify' the BORROWER to be necessary to compensate the BANK for such additional cost, reduction, payment or foregone interest or return provided that nothing herein contained shall prevent the BORROWER from taking all necessary steps to mitigate the effect of such increased cost; and

(ii)	at any time thereafter, so long as the circumstances giving rise to the obligation to make the compensating payment continue, the BORROWER may upon giving the BANK not less than thirty (30) days' notice, cancel the FACILITY.

15.9	Market disruption

If in the opinion of the BANK, there has, since the date of the LETTER OF OFFER, been a change in national or international monetary, :financial, economic or political conditions or currency exchange rates or exchange control which would render the FACILTY temporarily or permanently commercially impracticable or impossible, the BANK shall notify the BORROWER thereof, and:-

(i)	whilst such circumstances exist, no utilisation of the FACILITY will be allowed;

(ii)	the BANK shall negotiate in good faith for an alternative basis acceptable to the BANK for continuing the FACILITY; and

(iii)	unless within thirty (30) days after the giving of such notice such circumstances cease to exist or an alternative basis acceptable to the BANK is arrived at, the FACILTY shall be cancelled.

15.10	Cross Default

Notwithstanding the provisions relating to the repayment of monies advanced as hereinbefore provided the BORROWER hereby expressly agrees that if any sums shall be due from the BORROWER to the BANK from time to time or at any time or shall be due from the BORROWER may be or become liable to the BANK anywhere on banking account or any other account current or otherwise in any manner whatsoever or if default is made in any provisions of such accounts or in any other banking facilities granted by the BANK to the BORROWER or in any of the provisions herein then and in such event the FACILITY and all monies payable under such accounts or other banking facilities aforesaid shall immediately become due and payable and the security herein shall become immediately enforceable.

ABMB FA 2002 (Revised 4/2008)	Page 32 of 37

15.11	Redemption and Release

It is hereby expressly agreed and declared that unless the BANK otherwise agrees, the BORROWER shall not be entitled to redeem or require the release or discharge of any security given by the BORROWER and/or SECURITY PARTY to the BANK and whether given now or hereafter except on payment by the BORROWER and/or SECURITY PARTY of not only all moneys referred to herein but also all moneys whatsoever and howsoever owing or payable or due from the BORROWER and/or SECURITY PARTY to the BANK under any account whether as a borrower, guarantor, assignor or howsoever or otherwise with the BANK, and without prejudice to the generality of the foregoing, it is hereby . expressly agreed and declared that unless the BANK otherwise agrees in writing the security given shall not be discharged except on payment -

15.11.l	of all SECURED AMOUNTS; and

15.11.2	of all other moneys due and owing to the BANK by the BORROWER and/or SECURITY PARTY under the SECURITY DOCUMENTS and all other moneys due and owing by the BORROWER and/or SECURITY PARTY under any account with the BANK; and

15.11.3	of all moneys secured by any other security created by BORROWER and/or SECURITY PARTY or by any person through whom the BORROWER and/or SECURITY PARTY claims in favour of or vested in the BANK.

Upon repayment to the BANK of the FACILITY together with all interest thereon and all other whatsoever moneys payable by the BORROWER and/or SECURITY PARTY to the BANK, the BORROWER and/or SECURITY PARTY shall at the BORROWER and/or SECURITY PARTY's own cost and expense (including the costs of solicitors acting for the BANK) be entitled to obtain a discharge and release of the security from the BANK such discharge and release to be in such form as the BANK shall in the circumstances consider appropriate provided always that such form shall be prepared by the solicitors_ appointed by the BANK and duly executed by the BANK at the cost and expense of the BORROWER and/or SECURITY PARTY.

15.12	Procedure On Notice of Further Charge

It is hereby agreed that if the BORROWER and/or SECURITY PARTY shall execute or create any further or subsequent charge mortgage or encumbrance over any of the assets and properties of the BORROWER and/or SECURITY PARTY secured hereunder in favour of any other corporation person or persons of which the BANK shall receive notice either actual or constructive or in the event of this security ceasing from any cause whatsoever to be binding as a continuing security on the BORROWER and/or SECURITY PARTY or on any of the assets and properties of the BORROWER and/or SECURITY PARTY the BANK may on receiving such notice forthwith open a new or separate account with the BORROWER and/or SECURITY PARTY in its books and if the BANK does not in fact open such new or separate account the BANK shall nevertheless be deemed to have done so at the time when the BANK received or was deemed to have received such notice (hereinafter called the "time of notice”) and as from and after the time of notice all payments in account made by the BORROWER and/or SECURITY PARTY to the BANK shall (notwithstanding any legal or equitable rule of presumption to the contrary) be placed or deemed to have been placed to the credit of the new or separate account so opened or deemed to have been opened as aforesaid and shall not go in reduction of the amount due by the BORROWER and/or SECURITY PARTY to the BANK at the time of notice. PROVIDED ALWAYS that nothing in this clause contained shall prejudice the security which the BANK otherwise would have had hereunder for the payment of the moneys costs charges and expenses herein this AGREEMENT referred to notwithstanding that the same may become due or owing or be incurred after the time of notice.

ABMB FA 2002 (Revised 4/2008)	Page 33 of 37

Clause 16 Communications

16.1.	Notices

All notices required to be served under this AGREEMENT shall be in writing and shall be sufficiently served on the BANK if left at or sent by prepaid ordinary or registered post telex facsimile telegram or cable to its place of business stated in Section 2 of the Schedule 1 or at such other address as may be notified by the Bank and on the BORROWER if it is left at the usual or last known place of residence or sent by prepaid ordinary or registered post telex facsimile telegram or cable to the address above stated of the BORROWER or the usual or last known place of business of the BORROWER and shall be deemed to be duly served ;-

(a)	if it is delivered, at the time of delivery and duly acknowledged;
(b)	if it is sent by prepaid ordinary or registered post, three (3) days after posting thereof;
(c)	if it is sent by telegram or cable, on the BUSINESS DAY next after the date of despatch; or
(d)	if it is sent by telex or facsimile, immediately after transmission thereof and confirmed by the answer back, if the date of transmission is a BUSINESS DAY, and if such a date is not a BUSINESS DAY, then the notice by telex or facsimile shall be deemed to be served on the immediately following BUSINESS DAY.

Any notice given by the BANK including any notice of demand for monies loaned or advanced by the BANK to the BORROWER may be signed on behalf of the BANK by its representative, Manager, Assistant Manager, Accountant or any other officer of the BANK or by solicitor or firm of solicitors purporting to act on behalf of the BANK.

16.2.	Language

All such notices and documents shall be in the English language or in the Malay language.

I6.3.	Proof of service

In proving the giving of a notice or any other document under or in respect of this AGREEMENT it shall be sufficient to show -

16.3.1.	in the case ·of registered post or other fast postal service, that the notice or other document has been duly addressed and posted; or

16.3.2.	in the case of facsimile transmission or telex was duly transmitted from the despatching terminal as evidenced by a transmission report generated by the despatching terminal.

16.4.	Service of legal process

Without prejudice to any other forms or service allowed in law, the service of any writ, summons, statement of claim or any legal process in respect of or arising out of this AGREEMENT may be effected on the BORROWER by forwarding a copy of the writ, summons, statement of claim or other legal process by prepaid registered post to its address stated in the LETTER OF OFFER or to the last known address of the BORROWER and in a case of corporation, at the registered address.

ABMB FA 2002 (Revised 4/2008)	Page 34 of 37

16.5.	Change of address

For the purpose of service of legal process, no change in the address of the parties howsoever brought about shall be effective or binding on either party unless that party has given to the other actual notices of such change of address and nothing done in reliance of this Clause 16 shall be affected or prejudiced by any subsequent change in the address of one party which the other party has no knowledge of at the time the act or thing was done or carried out.

Clause 17 Reconstruction and amalgamation

The security liabilities and or obligations created by the SECURITY DOCUMENTS shall continue to be valid and binding for all purposes whatsoever notwithstanding any change by amalgamation reconstruction or otherwise which may be made in the constitution of the BANK or of any company by which the business of the BANK may for the time being be carried on and shall be available to the company carrying on that business for the time being and similarly the security liabilities and or obligations created by the SECURITY DOCUMENTS shall continue to be valid and binding for all purposes whatsoever notwithstanding

17.1.	in the case of a corporate BORROWER, any change by amalgamation reconstruction or otherwise which may be made in the constitution of the BORROWER;

17.2.	in the case of an individual BORROWER, the bankruptcy death or legal disability of the BORROWER; or

17.3.	in the case where the BORROWER is a firm the death, retirement or admission of partners or change of name of the BORROWER;

and it is expressly declared that no change of any sort whatsoever in relation to or affecting the BORROWER shall in any way affect the security liabilities and or obligations created hereunder in relation to any transaction whatsoever whether past present or future.

Clause 18 Successors and assigns

18.1.	This AGREEMENT shall be binding upon and inure for the benefit of the assignments and successors-in-title of the BANK and the heirs, personal representatives and successors-in- title of the BORROWER.

18.2.	The BORROWER shall not assign or transfer all or any part of its rights under this AGREEMENT or delegate its performance under this AGREEMENT without the prior written approval of the BANK, and any assignment, transfer or delegation which is made without such prior written approval shall constitute a breach of this AGREEMENT.

Clause 19 Nature of Agreement

19.1.	Entire agreement

Subject to sub-clause 2.4, this AGREEMENT supersedes any other agreement, letters, correspondence (oral or mitten or expressed or implied) entered into prior to this AGREEMENT in respect of the matters dealt with in this AGREEMENT and constitutes the entire agreement between the parties with respect to the matters dealt with herein.

ABMB FA 2002 (Revised 4/2008)	Page 35 of 37

19.2.	Counterparts

This AGREEMENT may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same AGREEMENT.

19.3.	Time of the essence

Time wherever mentioned shall be of the essence of this AGREEMENT, both as regards the dates and periods specifically mentioned and as to any dates and periods which may be agreed in writing between the parties be substituted for them.

19.4.	Invalidity and severability

If at any time any of the provisions of this AGREEMENT is or may become under any written law, or is found by any court or administrative body or competent jurisdiction to be, illegal, void, invalid, prohibited or unenforceable then -

19.4.1.	such provision shall be ineffective to the extent of such illegality, voidness, invalidity, prohibition or unenforceability;

19.4.2.	the remaining provisions of this AGREEMENT shall remain in full force and

19.4.3.	the parties shall use their respective best end endeavors to negotiate and agree a substitute provision which is valid and enforceable and achieves to the greatest extent possible the economic, legal and commercial objectives of such illegal, void, invalid, prohibited or unenforceable provision.

19.5.	Acquiescence & waiver

No failure or delay on the part of the BANK in exercising nor any omission to exercise any right, power, privilege or remedy accruing to the BANK under this AGREEMENT upon any default on the part of the BORROWER shall impair any such right, power, privilege or remedy or be construed as a waiver thereof or any acquiescence in such default, nor shall any action by the BANK in respect of any default or any acquiescence in any such default, affect or impair any right, power, privilege or remedy of the BANK in respect of any other or subsequent default.

19.6.	Knowledge

Knowledge or acquiescence by the BANK of or in any breach of any of the terms conditions or covenants herein contained shall not operate as or be deemed to be waiver of such terms, conditions or covenants or any of them and notwithstanding such knowledge or acquiescence, the BANK shall be entitled to exercise its rights under this AGREEMENT and to require strict performance by the BORROWER of the terms, conditions and covenants herein.

19.7.	Transfer of security

The BANK may at any time without the consent or concurrence of the BORROWER transfer or assign the benefit of the SECURITY DOCUMENTS to any person or party. All costs and expenses of the BANK and of the transferee or assignee of and incidental to such transfer or assignment shall be payable by the BORROWER and any statement or recital in the documents of transfer or assignment of the amount then due to the BANK under and by virtue of this AGREEMENT shall be prima facie evidence that such amount is in fact due and shall be conclusive and binding on the BORROWER.

ABMB FA 2002 (Revised 4/2008)	Page 36 of 37

19.8.	Variation of terms by the BANK

It is hereby expressly agreed and declared by the BORROWER hereto that notwithstanding any of the provisions of this AGREEMENT to the contrary, the provisions and terms of this AGREEMENT may at any time and from time to time be varied or amended by the BANK by means of a notice in writing served on the BORROWER and thereupon such amendments and variations shall be deemed to become effective from the date as specified in the notice and the relevant provisions of this AGREEMENT shall be deemed to have been amended or varied accordingly as from such date and shall be read and construed as if such amendments and variations had been incorporated in and had formed part of this AGREEMENT.

19.9.	Law and jurisdiction

19.9.1.	This AGREEMENT shall be governed by, and construed in accordance with, the laws of Malaysia.

19.9.2.	The BORROWER -

(i).	irrevocably submits to the non-exclusive jurisdiction of the Courts of Malaysia; and

(ii).	waives any objection on the grounds of venue or forum of convenience or any similar ground.

19.10.	Effective Date

The parties hereto agree that this AGREEMENT shall come into force on the date stated in Section 1 of Schedule 1 irrespective of the diverse dates upon which the parties may have each executed this AGREEMENT respectively.

19.11.	Amendments and/or Additional Terms

The terms of this AGREEMENT hereinbefore may be varied, amended or additional terms may be added as set out in Schedule 4 hereto. In the event of any inconsistency between the provisions of this AGREEMENT and the terms of Schedule 4 hereto the latter shall prevail for the purposes of this AGREEMENT. Without prejudice to clause 19.8, the terms of this AGREEMENT may also from time to time be varied or amended by an exchange of letters and shall be effective without the necessity of having to enter into any formal instrument or supplemental document and be read and construed as if such amendments or variations had been incorporated in and had formed part of this instrument at the time of execution hereof. In the event of any inconsistency between the provisions of this AGREEMENT and the terms as varied and amended by the aforesaid exchange of letter or formal or supplemental documents, the latter shall prevail for the purposes of this AGREEMENT.

Clause 20 Principal and subsidiary instruments

20.1.	It is hereby agreed and declared that this AGREEMENT and the other SECURITY DOCUMENTS (except for the TERM LOAN AGREEMENT) are all instruments employed in one transaction to secure the aggregate principal sum of the FACILITY and all interest, fees, commission and charges thereon within the meaning of Section 4(3) of the Stamp Act 1949 (Consolidated and Revised 1989), and for the purpose of the said section, this AGREEMENT is deemed to be the principal installment and the other SECURITY DOCUMENTS (except for the TERM LOAN AGREEMENT) the subsidiary instruments.

ABMB FA 2002 (Revised 4/2008)	Page 37 of 37

IN WITNESS WHEREOF the parties have hereunto set their hands.

Execution by	SIGNED by the
individual	BORROWER
BORROWER	In the presence of:

Name:
NRICNo.:

Name:
NRICNo.:

Name:
NRICNo.:

Name:
NRICNo.:

SIGNED for and on behalf of	ALLIANCE BANK MALAYSIA BERHAD
the BANK by its Attorney	(Company No. 88103-W)
In the presence of:

By its Attorney

Name:
NRICNo.:

ABMB FA 2002 (Revised 4/2008)

Execution Page

JN WITNESS WHEREOF the parties have hereunto set their hands and/or seal.

Execution	SIGNED	)
for and on behalf of	For and on behalf of the	)
corporate	BORROWER	)
BORROWER	In the presence of:	)

Name:
NRICNo.:
Position:

Execution by	THE COMMON SEAL of	)
corporate	The BORROWER	)
BORROVIER	Was affixed hereunto	)
	In accordance with its	)
	Memorandum	)
	And Articles of Association	)
	in the presence of:	)

Nam:	HO SAY SAN	Name:	CHOO YEOW
NRI No.:		NRIC No.:
Position:	DIRECTOR	Position:	DIRECTOR

SIGNED for and on behalf of the	)	ALLIANCE BANK MALAYSIA BERHAD
BANK by its Attorney	)	(Company No. 88103-W)
in the presence of:	)	By its Attorney

AMARJIT KAUR A/P SARBAN SINGH
(BC/A/511)	Name:	TAY CHECK WOOD
PEGUAMBELA & PEGUAMCARA	NRIC No.:
ADVOCATE & SOLICITOR		VICE PRESIDENT
KUALA LUMPUR

ABMB FA 2002 (Revised 4/2008)

Execution Page

SCHEDULE 1

Names, addresses and facsimile transmission numbers of the parties

Section 1: The Date of this AGREEMENT
Date	29 AUG 2011

Section 2: The BANK
Branch	Taman Connaught

Address for notices	Alliance SME, Cheras No. 150-152, 1st Floor Jalan Cerdas Taman Connaught 56000 Kuala Lumpur

Fax No. for notices	03-9102 4044

Section 3: The BORROWER
(where the BORROWER is a limited company or other corporation)

Name	KE SDN. BHD.

Registration/Certificate of Corporation No.	193451-W

Registered Address	Room 202, 2nd• Floor
368, Jalan Pudu
55100 Kuala Lumpur

Fax No.	03-2143 3109

ABMB FA 2002 (Revised 4/2008)	Page 1 of Schedule 1

(where the BORROWER is an Individual Person) Name	Not Applicable

NRIC/Passport No. Address Name NRIC/Passport No. Address Name NRIC/Passport No. Address (Sole-Proprietorship/ Partnership)
Name Business Registration No. Address Fax No.	Not Applicable

ABMB FA 2002 (Revised 4/2008)	Page 2 of Schedule 1

Section 4: SECURITY DOCUMENTS

Principal:

1. This Facility Agreement dated 29 AUG 2011

Subsidiary:

2. Memorandum of Deposit of Fixed Deposit Receipt and Letter of Set-Off dated 29 AUG 2011

3. Certificate of Guarantee from Credit Guarantee Corporation Malaysia Berhad (CGC) under Enchancer Scheme dated 6 April 2011;

4. Corporate Guarantee given by KE Systems Sdn. Bhd. (165812-X) dated 29 AUG 2011

5. Joint and Several Guarantee given by Ho Say San (Nric No. ), Lee Boon Kok (Nric No. ) and Choo Yeow (Nric No. ) dated 29 AUG 2011

ABMB FA 2002 (Revised 4/2008)	Page 3 of Schedule 1

SCHEDULE 2

Conditions for utilisation of the FACILITY

I.	The duly accepted LETTER OF OFFER is received by the BANK within the time prescribed for acceptance as specified in the LETTER OF OFFER or such extended period as may be agreed by the BANK.

2.	All the SECURITY DOCUMENTS, in form and substance satisfactory to the BANK have been duly executed, stamped and presented for registration with the relevant authorities (where registration is necessary for the perfection of the security thereby created).

3.	The original. copy of each of the relevant SECURITY DOCUMENTS, have been deposited with the BANK.

4.	Where relevant, the BANK has received, in form and substance satisfactory to the BANK and its legal advisers, copies (in as many numbers as may be requested by the BANK) of the following documents, certified as true by a director or the secretary of the SECURITY PARTY

4.1.	the resolution of the Board of Directors of the SECURITY PARTY, authorising -

(a)	the SECURITY PARTY to provide the security for the payment of the SECURED AMOUNTS.

(b)	the persons authorised to witness and to affix the common seal of the SECURITY PARTY on the SECURITY DOCUMENTS and other such Agreements made pursuant to this AGREEMENT;

4.2.	the certified true copies of the Certificate of Incorporation, Memorandum and Articles of Association of the SECURITY PARTY;

4.3.	the certified true copies of the SECURITY PARTY's latest Forms 24, 44 and 49; and

4.4.	specimen signatures authenticated in such manner as the BANK may require of the persons authorised to act on the BORROWER's behalf in respect of the transactions herein;

5.	Where relevant the Form 34 of the Companies Act 1965, in form and substance satisfactory to the BANK, has been duly executed by the SECURITY PARTY, where relevant, and lodged with the Registrar of Companies, Malaysia in accordance with Section 108 of the Companies Act 1965.

6.	The BORROWER has paid all fees and charges payable or agreed to be payable to the BANK or pursuant to the provisions of this AGREEMENT for or in connection with the FACILITY.

7.	All other documents and instruments which are deemed necessary or expedient by the BANK have been duly executed, stamped (where applicable) and the originals thereof have been deposited with the BANK and are in form and substance satisfactory to the BANK.

8.	The BANK is satisfied that there are no material changes in the financial condition of the SECURITY PARTY.

9.	The BANK has received such other documents, opinions, certificates, authorisations or assurances pertaining to the terms of the SECURITY DOCUMENTS as the BANK may reasonably request.

10.	Where relevant there shall have been obtained all governmental, creditors[1] or other authorisations, licences, approvals and consents which are necessary or expedient for and in connection with the financing by the BANK hereunder, the execution of the SECURITY DOCUMENTS and the carrying out of the business of the BORROWER.

11.	The BANK's solicitors shall have confirmed that a search having been conducted at the Official Assignee's Office/Official Receiver's Office discloses that bankruptcy proceedings or winding up petitions (as the case may be) have not been commenced (or presented as the case may be) against the SECURITY PARTY.

12.	The BANK shall have obtained the results of other such searches as the BANK may require and such results shall not have disclosed the presence or existence of any circumstances which might or would prejudice the security held under the SECURITY DOCUMENTS.

13.	The BANK's solicitors shall have confirmed that the SECURITY DOCUMENTS are in order, and are valid, binding and enforceable against the SECURITY PARTY.

14.	The BANK is satisfied that any other condition reasonably requested by the BANK to fully secure the BANK's interest under this AGREEMENT shall have been fully complied with.

ABMB FA 2002 (Revised 4/2008)	Page 1 of Schedule 2

SCHEDULE 3

LETTER OF OFFER dated 22 November 2010 and such other Supplemental Letter of Offer as may issued by the Bank from time to time

ABMB FA 2002 (Revised 4/2008)	Page 1 of Schedule 3

ALLIANCE BANK

Ref No. : SME/SME-WTC/10070054/LO01/CBK43

22 November 2010

KE SDN BHD

Lot 2-3, Incubator 3

Technology Park Malaysia

Bukit Jalil

57000 Kuala Lumpur

Dear Sirs,

Re: CREDIT FACILITIES

We are pleased to advise that your application for credit facilities has been following terms and conditions :-

CREDIT FACILITIES	AMOUNT

Overdraft	RM1,000,000-00

Trade Facilities	RM2,000,000-00
Letter of Credit/
Trust Receipt/
Bankers Acceptance/
Shipping Guranantee/
Promissory Notes/	(RM1,500,000-00)
Bankers Guarantee/	(RM500,000-00)
Temporary Overdraft*	(RM1,300,000-00)
Total	RM3,000,000-00

Note: * Earmarked against Trade Facilities

1. RMl,000,000-00 (Ringgit Malaysia: One Million Only)

Available for Overdraft (OD)

Purpose

To redeem the existing OD facilities from Malayan Banking Bhd and the balance thereafter to finance your working capital requirements.

Interest Rate

Base Lending Rate (BLR) + 1.85% per annum (p.a.)

The above rate is subject to a minimum rate of 4.25% p.a. at all times.

(Presently our BLR is 6.3% p.a.)

Cancellation/Full Settlement

PERAKUAN DI BAWAH SEKSYEN 48
AKTA SETEM 1949

"Disetem di bawah Seksyen 47A Akta Setem 1949. Penalti sebanyak RM 50/- dijelas dan RM - diremitnya sepenuhnya.

(687) 04/05/11

Timbalan Pemungut Duti Setem
Kuala Lumpur Bandar 6574/11
LHDN/B.02.2/42/68-032

03 MAY 2011

PEJABAT SETEM KUALA LUMPUR 03.5.11

MALAYSIA

Alliance Bank Malaysia Berhad (88103-W)

Tel 603.9102 4286
Fax 603.9102 4044

Continuation Sheet

Our Ref. : SME/SME-WTC/10070054/LO01/CBK43

Name : KE Sdn Bhd

Repayment

Payable on demand.

Mode of Drawdown

To Malayan Banking Bhd as per the redemption statement and the balance, if any, to be credited into your current account maintained with our Bank.

Additional Interest on Excesses

1.0% p.a. above the prescribed rate on any OD excesses,

Commitment Fee

1.0% p.a. on unutilised portion of the OD facility.

Default Rate

At 1.0% p.a. above the prescribed rate on the entire outstanding sum in the event the facility is recalled or terminated.

2. RM2,000,000-00 (Ringgit Malaysia: Two Million Only)

Available for Trade Facilities comprising of:

Product	Purpose

Letter of Credit (LC)	For issuance of sight / usance (180 days), local / foreign LCs for the purchase of goods in relation to your normal business operations.

Trust Receipt (TR)	To finance your bills under our LCs or collection bills or other bills acceptable to the Bank for the purchase of goods in relation to your normal business operations.

Tenure: 180 days

Bankers Acceptance (BA)	To finance your local / foreign bills under our LCs or other local/ foreign bills acceptable to the Bank for the purchase of goods in relation to your normal business operations.

Tenure: 180 days

Shipping Guarantee (SG)	For issuance of SG in respect of goods imported under our LCs or collection bills acceptable to the Bank.

Promissory Notes (PN) (Sub-Limit of RM1,500,000-00)	To finance your local purchases and services (including related invisibles and utilities, payment of licensing, software and consultation fees) acceptable to the Bank.

Tenure: 180 days

Continuation Sheet

Our Ref. : SME/SME-WTC/10070054/LO01/CBK43

Name : KE Sdn Bhd

Bankers Guarantee (BG) (Sub-Limit of RM500,000-00)	For issuance of tender, performance and payment guarantee in favour of customs, immigration department, other government / semi-government bodies, utility corporations and private corporations acceptable to the Bank.

Tenure: 36 months

The limit of the above Trade Facilities may be interchangeable at the discretion of the Bank, provided always that the total amount of the P N sub-limit, BG sub-limit and Trade Facilities utilised at any time shall not exceed RM1,500,000—00, RM500,000-00 and RM2,000,000-00 respectively.

Pricing

Letter of Credit	Commission: 0.1% per month or part thereof (minimum RM100-00 per LC)

For issuance of usance LC, in addition to the LC opening commission, a usance commission of 0.1% per month or part thereof will be levied on the amount of the bill from date of acceptance until maturity of the bill

Trust Receipt	Interest: BLR + 1.85% p.a.

The above rate is subject to a minimum rate of 4.25% p.a. at all times.

Overdue Interest: 1.0% p.a. above prescribed rate subject always to a minimum charge of RMS-00.

Bankers Acceptance	Acceptance Commission : 1.85% p.a. (minimum RM100-00 per BA)

Discount Interest : To be quoted by the Bank

Overdue Interest: prevailing current account excess rate subject always to a minimum charge of RM5-00.

Shipping Guarantee	0.1% flat
(minimum RM100—00 per SG under our LC) (minimum RM200-00 per SG under non-LC)

Promissory Notes	Interest : For Local Bills BLR + 2.0% p.a.

The above rate is subject to a minimum rate of 4.25% p.a. at all times.

Overdue Interest: prevailing current account excess rate subject always to a minimum charge of RM5-00.

Continuation Sheet

Our Ref. : SME/SME-WTC/10070054/LO01/CBK43

Name : KE Sdn Bhd

Bankers Guarantee

Commission

Tender / Performance Guarantee

For BG tenor of 1 year and below: 0.13% per

month or part thereof

For BG tenor more than 1 year but below 2 years: 0.155% per month or part thereof

For BG tenor more than 2 years : 0.18% per month or part thereof

(minimum RM100-00 per issuance)

Payment Guarantee

For BG tenor of 1 year and below : 0.18% per month or pa rt thereof

For BG tenor more than 1 year but below 2 years : 0.205% per month or part thereof

For BG tenor more than 2 years : 0.23% per month or part thereof

(minimum RM100-00 per issuance)

Other Terms Applicable for Trade Facilities:

1. Utilization of trade lines is restricted to the following companies:-

a) Xynapse Sdn Bhd	(538522-	M)
b) Software Dynamics Sdn Bhd	(444751-	D)
c) Oracle Corporation Malaysia Sdn B hd	(172798-	A)
d) DTR lnfoproducts Sdn Bhd	(450496-	U)
e) Patimas Computer Software Sdn Bhd	(481005-	U)

Note : A handling fee of RM25-00 is payable for each new supplier/buyer and will be debited to your account with the Bank.

2. No restriction on foreign suppliers.

Other Terms Applicable for BG

i. Issuance a/BG

(a) In form and substance acceptable to the Bank.

(b) Submission of signed Letter of Indemnity in the Bank's standard format.

ii. Payment of Claim

In the event of the BG being called upon by the beneficiary the Bank shall on demand make payment to the beneficiary for the amount claimed and not withstanding any objection by you or any dispute whatsoever arising between you and the beneficiary in respect of the BG, you shall pay and discharge to the Bank upon notice in writing from the Bank in respect of the amount claimed together with all interest for late payment and other charges arising out of the aforesaid BG. Any amount claimed paid by the Bank to the beneficiary that remains unpaid by you shall be charged interest at the prevailing current account excess rate up to the date of settlement. The Bank also reserves the right to debit your current account for the amount claimed.

Cancellation/Full Settlement

No cancellation is allowed by you for the first 5 years from the date of availability of the facilities otherwise a 5.0% flat fee shall be charged on the Original Trade Facilities amount subject to minimum of RM5,000-00 whichever is higher in the event of full settlement/cancellation of the Trade Facilities.

Continuation Sheet

Our Ref. : SME/SME-WTC/10070054/LO01/CBK43

Name: KE Sdn Bhd

Temporary Overdraft (TOD) of RM1.300.000-00 /Ringgit Malaysia : One Million And Three Hundred Thousand Only) is to be earmarked against Trade Facilities of RM2.000.000-00

Purpose	:	To redeem the outstanding trade facilities or up to a limit of RM1 ,300,000-00, whichever is lower, from Malayan Banking Bhd.

Interest Rate	:	BLR + 1.85% p.a.

The above rate is subject to a minimum rate of4.25% p.a. at all times.

Additional Interest on Excesses	:	1.0% p.a. above the prescribed rate on any TOD excesses.

Commitment Fee	:	1.0% p.a. on unutilised portion of the TOD facility.

Default Rate	:	At 1.0% p.a. above the prescribed rate on the entire outstanding sum in the event the facility is recalled or terminated.

Tenure	:	As per the respective remaining tenure of the existing trade facilities outstanding redeemed from Malayan Banking Bhd, up to a maximum of 180 days.

Repayment	:	To be repaid upon the respective maturity dates of each trade bill outstanding with Malayan Banking Bhd or up to 180 days, whichever is earlier.

Mode of Drawdown	:	As per redemption statement from Malayan Banking Bhd.

Other Condition	:	Upon settlement of each TOD amount (equivalent to each trade bill amount with Malayan Banking Bhd being repaid), you are allowed to create new trade bills up to an aggregate sum of RM 1,300,000-00 until drawdown of the Trade Facilities.

SECURITY/SUPPORT

To Be Obtained

1. Facility Agreement to be stamped for RM3,000,000-00 as Principal Instrument.

2. Pledge of Fixed Deposits of RM1,000,000-00 together with interest accrued thereon \ide Memorandum of Deposit of Fixed Deposit Receipt and Letter of Set Off.

3. Certificate of Guarantee from Credit Guarantee Corporation Malaysia Berhad (CGC) under Enhancer Scheme for RM 1,000,000-00.

4. Corporate Guarantee of KE Systems Sdn Bhd (165812)() for RM3,000,000-00.

5. Joint and Several Guarantee of the following persons for RM3,000,000-00 :-

a) Ho Say San	(NRIC No: )
b) Lee Boon Kok	(NRIC No: )
c) Choo Yeow	(NRIC No: )

Continuation Sheet

Our Ref. : SME/SME-WTC/10070054/LO01/CBK43

Name : KE Sdn Bhd

i CONDITIONS PRECEDENT TO DRAWDOWN / AVAILABILITY OF THE CREDIT FACILITIES

1. Submission of documentary evidence to be furnished by you) confirming that your company is 100% owned by KE Systems Sdn Bhd.

2. Receipt of the list of trade bills to be redeemed with its expiry dates from you or Malayan Banking Bhd.

3. Submission of your Letter of Authorization to allow Malayan Banking Bhd to forward all the Fixed Deposit proceeds to Alliance Bank Malaysia Bhd upon full settlement of the credit facilities.

4. Submission of Letter of Undertaking from Malayan Banking Bhd to remit all the Fixed Deposit proceeds to Alliance Bank Malaysia Bhd upon full settlement of the credit facilities.

5. Completion of all necessary loan documentation for CGC guarantee.

COVENANTS

1. You are allowed to make dividend payments only up to 20% of the net profit after tax without the Bank’s prior written consent.

2. No further advances to your directors / related company / holding company and the advances are to be capped at RM2,000,000-00 (for each of your company and KE Systems Sdn Bhd respectively) during the subsistence of the credit facilities with the Bank.

SPECIFIC CONDITIONS

1. The above offer is subject to the Credit Guarantee Corporation Malaysia Berhad (CGC) giving its guarantee cover as herein stated. ln the event that the guarantee cover is not approved or is approved on a reduced guarantee cover basis, the offer is deemed null and void and the Bank reserves the sole discretion in reviewing your application under revised terms and conditions including but not limited to the restructuring of credit facilities, the amounts and tenor, the security f support and also the interest rates and commissions on a mutually agreeable basis.

2. Upon acceptance of this Letter of Offer, you are to place a cash deposit equivalent to the amount of the guarantee fee required by CGC for issuing its Letter of Guarantee. The guarantee fee is chargeable upon CGC issuing its Letter of Guarantee. The upfront deposit is required in case this offer cannot be taken up by you for whatever reasons after the Letter of Guarantee has been issued and charged to your account by CGC.

3. The Bank reserves the right to recall the facility if it is not used for the intended purpose.

4. In the event that the Bank is informed that the guarantee cover by CGC is not renewed or will not be renewed upon its expiry or renewed at a lower amount for any reason whatsoever, the Bank shall be entitled at its sole and absolute discretion to review the facilities and amend or add or modify any terms and conditions it deems fit and/or to terminate and rec all the facilities with immediate effect.

5. The guarantee fee(s) imposed by CGC may be revised and even increased at any time(s), including upon any review by CGC, and where applicable, such guarantee fee will be borne by you and the Bank shall debit your account with the Bank for the same.

Continuation Sheet

Our Ref. : SME/SME-WTC/10070054/LO01/CBK43

Name: KE Sdn Bhd

Facility Fee	:	Nil

Renewal Fee	:	The Bank may impose a fee to be decided at its sole and absolute discretion upon review/ renewal of the facility(ies).

Abortment Fee	:	A fee of RM1,000-00 is payable and will be debited from your current/overdraft account maintained with us in the event the facilities granted herein is cancelled/a_borted prior to drawdown.

INTEREST RATE UPON RECALL OF FACILITIES

In the event the facilities are recalled by the Bank, interest at the prevailing current account excess rate shall be charged on the amount(s) outstanding until date of full settlement.

OTHER TERMS & CONDITIONS

Please refer to the "Trade Finance General Agreement, Master Trust Receipt Agreement for Trade Finance Facilities, Master Letter of Indemnity for Bankers Guarantee and Standard Terms & Conditions For Credit Facilities" attached hereto which form an integral part of this Letter of Offer.

Kindly indicate your acceptance of the foregoing by signing and returning the duplicate of this letter and all Annexures together with your board resolutions within fourteen (14) days from the date above or such other period as may be extended by the Bank failing which our offer is deemed to have lapsed.

Yours faithfully,

for ALLIANCE BANK MALAYSIA BERHAD

JOEY YEOH KEONG YEE

Business Centre Manager

Alliance SME, Cheras

Continuation Sheet

Our Ref. : SME/SME-WTC/10070054/LO01/CBK43

Name : KE Sdn Bhd

I/We hereby accept the terms and conditions contained herein:-

KE SDN. BHD. (193451-W

(formerly known as KE Technology Sdn Bhd)

/s/ Ho Say San

Signed by

Name : Ho Say San

NRIC :

Date : 30/11/10

(for companies, authorised signatory(ies) to execute and affix company stamp)

FOKYI LIN

Account Manager

Alliance SME - Cheras

Reference No.: SME/SME-WTC/10070054

ALLIANCE BANK MALAYSIA BERHAD ('"THE BANK"')

Standard Terms and Conditions for Credit Facilities

1. IMPLEMENTATION

1.1 The Credit Facilities shall be available for drawdown only on the Bank being satisfied that:

1.1.1 The Borrower has opened an account with the Bank and has authorised the Bank to debit the said account for monthly instalments, interest, insurance premium and any other charges and expenses as and when they are due for payment for the Credit Facilities granted;

1.1.2 There being no legal proceedings suit or action of any kind whatsoever (whether criminal or civil) instituted against the Borrower or such other persons who may have provided or be providing security for the Credit Facilities;

1.1.3 There being no bankruptcy or winding-up (whether voluntary or compulsory) notice/petition/proceedings against the Borrower or such other pe15ons who may ha\e provided or be providing security for the Credit Facilities; and

1.1.4 Completion of all security/legal documentation and fulfilment of such other conditions precedents as the Bank may require.

1.2 The Bank shall have the right to implement a part only of the Credit Facilities and/or change the terms of its use from time to time.

1.3 The Bank shall not be responsible for any loss or damage to the Borrower on account of a delay in executing documents pertaining to the Credit Facilities or the disbursement of any part of the Credit Facilities.

2. BANKING AND FINANCIAL INSTITUTIONS ACT. 1989 & REGULATORY REQUIREMENTS

2.1 Where the Borrower is an individual person.

The Borrower hereby represents and warrants that except as otherwise disclosed in the application for the Credit Facilities

a) none of his/her spouse(s), parents, brothers, sisters, children, their spouses and/or their financial dependents are in the employment of the Bank or the Bank's subsidiaries or are related to a director, officer or employee of the Bank or its subsidiaries; and/or

b) the agents and guarantors of the Credit Facilities granted to the Borrower are not related to any director, officer or employee of the Bank or its subsidiaries currently.

4. ADDITIONAL TERMS APPLICABLE TO INCORPORATED BODIES

4.1 Representations and Warranties

4.1.1 the Borrower represents and warrants to the Bank that:-

(i) the Borrower is a company duly incorporated and validly existing under the laws of Malaysia and has full power and authority to carry on is present business:

(ii) the Borrower has full legal right, authority, power and capacity to accept and to borrow the Credit Facilities and to perform the terms in the Letter of Offer;

(iii) the terms of the Letter of Offer constitute legal, valid and binding obligations enforceable against the Borrower;

(iv) all consents, authorisations and approvals which are required or advisable to be obtained in connection with the acceptance, deli\10ry, legality or enforceability of the relevant Letter of Offer and the use of the Credit Facilities ha\.e been obtained and are in full force and effect

(v) the acceptance of the Letter of Offer and the performance of the terms herein will not contravene any law, regulation, order or decree of any governmental authority, agent or court to which the Borrower is subjected to;

(vi) the Borrower is not in default under any agreement to which it is a party or by which it may be bound and no litigation, arbitration or administrative proceedings are presently current or pending or threatened against it; and

(vii) the last audited account:. ha\e been prepared in accordance with accounting principles and practices generally accepted in Malaysia and give a true and fair view of the Borrower's financial position as at that date.

4.2 ..Additional Conditions Precedent

4.2.1 The Credit Facilities will be made available to the Borrower upon the fulfilment of the following conditions precedent:-

(i) the Bank shall have received copies of the following documents certified as true and correct by the Borrower's secretary or a director:-

(a) all authorisations, licenses, approvals and consents which are necessary for the financing by the Bank hereunder, the carrying on of the Borrower's business and the execution of the security documents (if any);

(b) the Board of Directors' Resolution authorising the acceptance and the borrowing of the Credit Facilities and the execution of the security documents (if any);

(c) a copy of each of the Borrower's certificate of incorporation and the Memorandum and Articles of Association; and

(d) specimen signatures, authenticated in such manner as the Bank may require, of the persons authorised to act on the Borrower’s behalf in respect of the transactions hereunder;

4.2.2 In the case where guarantee(s) and/or other securities is/are required by the Bank, the utilisation of the Credit Facilities shall also be subject to the fulfilment of the following additional conditions precedent:-

(i) the guarantee(s) and/or relevant security documents shall have been duly executed, stamped and forwarded to the Bank;

(b) Revolving Credit Facility (RC)

Interest on each RC Advance for each Interest Period relating thereof shall be calculated at the Prescribed Rate applicable to the RC Facility determined as aforesaid on the commencement of that Interest Period and on the outstanding principal amount thereof as at the commencement of that Interest Period. The Bank shall determined the Prescribed Rate for each RC Advance and each Interest Period relating thereof on the commencement of such Interest Period, and for such purpose the Bank shall on the commencement of such Interest Period, determine the Cost of Funds for such. Interest Period. Interest on-each RC Advance for each Interest Period relating thereof shall accrue from day to day and be paid by the Borrower to the Bank on the last day of such Interest Period.

(c) Bankers .Acceptance Facility (BA)

(i) Commission

Calculated at the Prescribed Rate, on the face value of the BA and payable in advance on or before the date of acceptance of the BA by the Bank.

(ii) Discount Charges

The rate and manner of calculating discount on each BA drawn by the Borrower on the Bank for acceptance and discount shall be determined by the Bank from time to time.

(d) Trust Receipts Facility(TR)

Interest shall be calculated at the Prescribed Rate for the tenure of that TR and payable on the maturity date of that TR.

(e) Bills Purchases/ Discount Facility (EP)

Interest shall be calculated at the Prescribed Rate for the tenure of the EP and payable on settlement of the EP for sight bills or in advance on the date of discounting the usance bills.

(f) Promissory Notes (PN)

Interest shall be calculated at the Prescribed Rate, on the face value of the PN and payable in advance on the date of PN financing by the Bank.

(g) Accounts Receivable Financing (ARF)

Interest shall be calculated at the Prescribed Rate, on the face value of the transaction or PN or Bills of Exchange for the tenure of the ARF and payable in advance on the date of discounting by the Bank.

(h) Term Loan Facility (TL)

Interest shall be calculated at the Prescribed Rate applicable to the TL Facility on the outstanding amount at the end of the previous month and such interest is to be payable monthly in arrears and shall be without notice be debited accordingly to the Borrower's account at the end of each month.

For the avoidance of doubt, the Bank may at any time convert the basis or mode of calculation of the interest or commission or charges of whatsoever nature from Base Lending Rate to Cost of Funds (COF) and vice versa.

8. PROPERTY CHARGED/GIVEN TO BANK AS SECURITY

and/or require the payment of an administrative fee of 1% p.a. or such other amount as the bank may decide from time to time on the amount of Credit Facilities not adequately secured.

12. RIGHT OF DEBIT

12.1 Without prejudice to any other rights that the Bank may have, the Bank shall have the right to (but shall not be obligated to) at any time without prior notice to debit the Borrower's current account or to debit the balance of the overdraft facility (if any) with all accrued interests, loan instalments of principal and interest, overdue trust receipts, term bills, outstanding in respect of performing guarantees, indemnities, bonds, fees, commissions, bank charges, insurance premiums, share registration fees, all costs and expenses stated in Clauses 18.1 and 18.2 and all other moneys due on the Credit Facilities provided no such debiting shall be deemed to be a payment of the amount due (except to the extend of any amount in credit in the Borrower's current account) or a waiver of any event of default hereunder, under the Letter of Offer, any agreement relating to the Credit Facilities or any Security Document.

12.2 The Bank shall be entitled to debit the Borrower’s current account and set aside the amount debited to rover the Borrower's contingent liabilities whether on performance guarantees, banker's guarantees, bonds, trust receipt, term bills, letters of credit or in any other manner whatsoever.

12.3 If such debiting (as mentioned in Clauses 12.1 and 12.2 above) causes the Borrower's current account to be overdrawn within the approved overdraft limit granted to the Borrower, interest at the prevailing overdraft rate applicable to the Borrower shall be payable. If such debiting causes the Borrower's account to be overdrawn in excess of the approved overdraft limit granted to the Borrower, of if the Borrower has not been granted any overdraft. facilities, then interest shall be charged at such rate(s) as the Bank may stipulate from time to time.

13. INCREASED COSTS

13.1 Where the Bank determines that, as a result of the introduction or variation of any law, order, regulation or application thereof by any competent authority, or compliance with any request (whether or not having the force of law) from Bank Negara Malaysia or other fiscal, monetary or other authority, the cost to the Bank if making available or continuing to make available the Credit Facilities is increased or the amount of any sum received or receivable by the Bank from the Borrower under the Credit Facilities, then the Bank shall notify the Borrower of the circumstances leading to the Bank's determination and the B::lrrower shall on demand pay to the Bank such reasonable amoun5 as the Bank shall from time to time and at any time notify the Borrower to be necessary to compensate the Bank for suet, additional cost, reduction, payment or foregone interest or return provided that nothing herein contained shall prevent the Borrower from taking all necessary steps to mitigate the effect of sud1 increased cost.

14. CHANGES IN LAW

14.1 If the Bank determines that the introduction or variation of any law, regulation of official directive (whether or not having force of law) or any change in the interpretation or application thereof makes it unlawful for the Bank to maintain, fund or give effect to its obligations hereunder, the Bank shall forthwith give notice of such determination to the Borrower whereupon the Credit Facilities to such extents hall be cancelled and the Borrower will forthwith upon notice from the Bank repay all monies outstanding under the Credit Facilities together with interest thereon and all other monies agreed to be paid by the Borrower hereunder.

15. MARKET DISRUPTION

15.1 lf, in the opinion of the Bank, there has, since the date of this Lett.er of Offer, been a change in national or international monetary, financial, economic or political conditions or currency exchange rates or exchange oontrol wh"1ch would render the Credit Facilities temporarily or permanently commercially impracticable or impossible, the Bank shall notify the Borrower thereof, and:-

15.1.1 whilst such circumstances exist, no utilisation of the Credit Facilities will be allowed;

any schemes of compromise or arrangement affecting the Borrower's present constitution or amend or alter any of the provisions in the Borrower's Memorandum & Articles of Association (if applicable) relating to the Borrower's borrowing pooers and principal business activities.

20.2 The Bank reserves the right to terminate the relationship should there be, in its opinion (which opinion shall not be questioned on any account whatsoever), any material changes [including any changes to the Borrower's shareholding structure or management structure or that of its guarantor(s) or controlling shareholder(s)] which may affect its financial condition or operations or its ability to fulfill its obligations to the Bank. The Borrower is required to inform the Bank of any changes to the shareholding and management of the company, its guarantor(s) or i's controlling shareholder(s) within seven (7) days from the occurrence of such changes.

20.3 Continuing Obligations

20.3.1 Where the Borrower is a firm, the Letter of Offer and the terms and conditions contained herein shall continue to be binding and effective notwithstanding the retirement, death or admission of the partners or membe1S or the death, insanity, bankruptcy, liquidation, disability or incapacity of one or more of the partners, members or debtors on a joint account or any settlement of account or any other matter whatsoever.

20.3.2 Where the Borrower is a corporation/company, the terms and conditions herein shall continue to be valid and- binding notwithstanding any change in the Borrower's constitution, by amalgamation, consolidation, reconstruction or otherwise.

21. EVENTS OF DEFAULT

21.1 The following shall constitute events of default:

21.1.1 If the Borrower or any guarantor/security party fails to pay the Bank any part of the Credit Facilities (including interest and any other sum due) on demand or on the due date(s) hereof;

21.1.2 If the Borrower or any guarantor/security party fails to pay any monies due and payable to the Bank or default or fail to perforrm any of its undertakings, agreements with the Bank;

21.1.3 If any warranty, representation, statement or declaration made by the BorrOV1er or any guarantor/security party is in the Bank's opinion untrue or ·incorrect in any respect whatsoever;

21.1.4 If the Borrower fails to observe or perforrm any of the terms and conditions herein, or in the Letter of Offer or under any agreement relating to the Credit Facilities or any Security Documents;

21.1.5 If any of the security documents given to the Bank is or becomes for any reason whatsoever invalid or unenforceable;

21.1.6 If any legal or criminal proceedings of any nature shall be instituted against the Borrower or it/his guarantor/security party;

21.1.7 If any licence, authorization, approval, consent or permit which is required for the Borrower's business or the performance of the Borrower's obligation hereunder is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect;

21.1.8 If the overdraft limit is exceeded or if the Borrower fails to service the interest in the overdraft account resulted in the overdraft limit being exceeded due to the accumulated interest charges or if deposits are not made at least once a month into the Borrower's overdraft account;

21.1.9 If the Borrower or its/his guarantor/security party defaults under any other agreement involving the borrowing of money or the granting of advances or credit which gives the holder of the obligations concerned the right to accelerate repayment or withdraw the advance or credit;

21 2.4 The Bank may debit the Borrower's account(s) for all such contingent liabilities and for all notes and bills accepted endorsed or discounted and all bonds guarantees indemnities documentary or other credits or any instrument whatsoever; and

21.2.5 The Bank shall, in addition to the rights set out herein, be entitled (as equitable chargee) to attach all moneys and liabilities payable to the Bank as aforesaid to any property of the Borrower (whether real or personal) arid to lodge a caveat against any real property that may now or hereafter be registered in the Borrower's name (whether singly or jointly).

22. SUPPLY OF STATEMENT AND INFORMATION

22.1 The Borrower shall supply to the Bank immediately upon request all statements, information, material and explanations relating to the Borrowers business and financial position as may be reasonably required by the Bank from time to time.

22.2 Notwithstanding and without prejudice to any other terms and conditions contained herein, all Credit Facilities shall be subject to review by the Bank. Therefore, the Borrower and its holding company/corporate guarantor (if any) are required to submit their respective annual audited financial statemen5 and semi-annual house financial statement:; within 120 and 60 days respectively after the end of ead1 period. If the Borrower or i5 holding company/corporate guarantor (if any) are public listed companies, they are required to submit the same within 7 days after the release of the financial res ul5 to the Kuala Lumpur Stock Exchange (KLSE).

In the event that the Borrower or its holding company/corporate guarantor f any) shall fail, delay, neglect and/or refuse to comply with the above and/or such other additional information, statements as requested/required by the Bank, the Bank may then upon serving on the Borrower a written notice, suspend part or all of its Credit Facilities.

Upon our review of the Credit Facilities the Bank reserves the right to renew, ,restructure, suspend, vary or recall the Borrower’s whatsoever Credit Facilities in part or in whole and/or impose further conditions with respect to part or all of the Credit Facilities as the Bank deems fit and nothing herein shall be deemed to impose on the Bank any obligation either at law or in equity to make and/or to continue to make available the Credit Facilities.

23. DISCLOSURE

The Borrower irrevocably authorizes and permits the Bank, its officers and employees to disclose and furnish all information concerning the Credit Facilities, this Letter of Offer, its present and future accounts and any other matters relating to it or its business and operations to:-

(i) other financial institutions granting or intending to grant any Credit Facilities to the Borrower, the Central Credit Unit or any other Central Credit Bureau established by Bank Negara Malaysia, Cagamas Berhad, any other relevant authority as may be authorized by law to obtain such information, or such authorities/agencies established by Bank Negara Malaysia, or any agency established by the Association of Banks in Malaysia;

(ii) the related or associate companies (as d9fined in the Banking and Financial Institutions Pct, 1989) of the Bank;

(iii) the security parties/guarantors or any party providing security in respect of the Facility; and

(iv) the Bank's auditor, solicitors and/or other agents in connection with the recovery of moneys due and payable hereunder.

The Borrower hereby irrevocably consents to such disclosure and confirms that the Bank its officers and employees shall be under no liability for furnishing such information whether by reason of any misstatement, error, omission, delay or any matter in connection thereto whatsoever and whether before on or after the date of this Letter of Offer.

If there is any conflict between the terms and conditions herein and those in the Letter of Offer, the terms and conditions in the Letter of Offer shall prevail.

30. GENERAL

30.1 All terms and conditions including interest rates, fees and commissions stipulated herein are current and are subject to changes from time to time at the Bank's absolute discretion without prior notice to the Borrower. Where facilities are regulated/funded by Bank Negara Malaysia (BNM) and EXlM Bank, the terms and conditions are subject to BNM and EXIM Bank directives from time to time.

30.2 The Bank reserves the right not to finance any of the Borrowers inter-related company transactions using any of the abovementioned Credit Facilities.

30.3 The availability of the Credit Facilities is subject to perfection of all loan documentation to the satisfaction of the Bank within three (3) months from the date of acceptance of this Letter of Offer.

30.4 All legal fees, stamp duties and other incidental expenses are for the Borrower's account.

30.5 The Bank reserves the rights to close the Borrower's account once the Borrower have been blacklisted by the Biro Maklumat Cek (BMC) and demand repayment of all sums owed by the Borrower.

30.6 The Bank shall at its .absolute discretion be entitled to utilise and appropriate any moneys received in any manner howsoever it deems fit.

30.7 The Bank reserves the right to transfer and/or assign all or any part of its rights, benefits and obligations pertaining to this Credit Facilities to any one or more banks or other lending institutions upon giving notice thereof to the Borrower.

SCHEDULE 4

AMENDMENTS AND/OR ADDITIONAL TERMS

N/A

ABMB FA 2002 (Revised 4/2008)

Page 1 of Schedule 4

SCHEDULE 5

Terms and conditions of CONVERTED TERM LOAN

I. Utilisation of COVERTED TERM LOAN

1.1 Conditions Precedent

The BANK shall not be obliged to convert the FACILITY or any part thereof into the CONVERTED TERM LOAN until all the conditions STIPULATED IN THE CONVERTED TERM LOAN LETTER OF OFFER have been fulfilled to the satisfaction of the BANK

1.2 Availability Period for Conversion

1.2. l The FACILITY or any part thereof shall be available for conversion into the CONVERTED TERM LOAN for the period of time as stated in the CONVERTED TERM LOAN LETTER OF OFFER (hereinafter referred to as "the CONVERTED TERM LOAN AVAILABILITY PERIOD" which expression shall include such extension or extensions of time as may be granted in writing by the BANK to the BORROWER at the absolute sole discretion of the BANK).

1.2.2 If the FACILITY or any part thereof has not been converted into the CONVERTED TERM LOAN for any reason whatsoever upon expiry of the CONVERTED TERM LOAN AVAILABILITY PERIOD and notwithstanding anything to the contrary herein contained the BANK shall have no further obligation thereafter to convert the FACILITY or any part thereof into the CONVERTED TERM LOAN.

1.3 Discretion to terminate / recall

Notwithstanding any provision in this AGREEMENT to the contrary, it is hereby expressly agreed and declared that the BANK shall have the right at any time in its absolute discretion to recall the CONVERTED TERM LOAN or any part thereof by making a demand on the BORROWER pursuant to this AGREEMENT without giving any reasons therefor and it is hereby agreed and covenanted by the BORROWER that it shall not bold the BANK liable for nor shall it claim from the BANK any damages or costs or expenses which it may suffer as a consequence of the withdrawal cancellation or termination of the CONVERTED TERM LOAN by the BANK.

1.4 Accrual of the CONVERTED TERM LOAN

Upon cancellation and/or recall of the CONVERTED TERM LOAN by the BANK under sub- clause L3, all sums owing by the BORROWER to the BANK together with accrued interest in respect of the CONVERTED TERM LOAN shall be immediately due and payable, without set-off or counter-claim and without further notice or demand by the BANK

1.5 The BANK Under No Obligation to Advance

The CONVERTED TERM LOAN granted or to be granted to the BORROWER shall be reviewed from time to time and at any time by the BANK and upon such review the BANK reserves the right to renew restructure suspend vary or recall the CONVERTED TERM LOAN in part of in whole and/ or impose further conditions with respect to part or all of the CONVERTED TERM LOAN as the BANK deemed fit and nothing in this presents contained shall be deemed to make it obligatory upon the BANK either at law or in equity to make or continue to make any advances or to afford any other accommodation or facility whatsoever to the BORROWER.

2. Repayment

2.1 Insofar as the CONVERTED TERM LOAN_is not otherwise repaid or prepaid under any other provisions of this AGREEMENT, the BORROWER hereby agrees to repay

ABMB FA 2002 (Revised 4/2008)

Page 2 of Schedule 4

the BANK the full principal amount and interest on the principal amount of the CONVERTED TERM LOAN forthwith upon any demand being made by the BANK which demand may be made by the BANK at any time and from time to time irrespective of whether or not an EVENT OF DEFAULT has occurred or is continuing. Until such demand is made in respect of the principal amount and interest at the PRESCRIBED RATE and/or DEFAULT RATE thereon and/or demand in respect of any other SECURED AMOUNTS, the BORROWER shall repay the CONVERTED TERM LOAN with interest thereon at the relevant PRESCRIBED RATE by the relevant INSTALMENTS thereby on each of the relevant INSTALMENT PAYMENT DATES and relevant INTEREST PAYMENT DATE (if applicable) without notice from the BANK until such CONVERTED TERM LOAN and all accrued interest thereon shall have been fully repaid to and settled with the BANK.

2.2 Interest before principal

No part of any payment made by the BORROWER shall be treated as a repayment of principal until all interest due or deemed to be due or accrued and all other expenses and charges have been first paid.

Prepayment

IT IS HEREBY EXPRESSLY AGREED that notwithstanding any provision for payment by the INSTALMENTS hereinbefore contained, the BORROWER may at any time by giving the BANK one (1) month's notice (or by paying one (1) month's interest at the PRESCRIBED RATE in lieu thereof) prepay the whole of the CONVERTED TERM LOAN then owing to the BANK under this Agreement or such lesser amount as may be acceptable to the BANK in its absolute discretion PROVIDED THAT (i) the BORROWER shall pay to the BANK a fee of One Point Zero per centum (1.0%) flat on the amount to be prepaid (ii) that the acceptance of such lesser amount as aforesaid by the BANK shall in no way entitle the BORROWER to a reduction in the amount of any INSTALMENTS but only to a reduction in the number thereof; (iii) such partial prepayment shall be applied towards the INSTALMENT payments in the inverse order of maturity; (iv) such amounts prepaid shall not thereafter be available for reborrowing by the BORROWER

A 2002 (Revised 4/2008)

Page 3 of Schedule 4

Reference No.: SME/SME-WTC/10070054

MASTER TRUST RECEIPT - AGREEMENT

Date: 29 AUG 2011

To: The Manager

Alliance Bank Malaysia Berhad

TRUST RECEIPT AGREEMENT

In consideration of you at our request from time to time releasing to us or to our order bill(s)of lading and/or other documents of title and/or other documents ("the Documents") and/or goods (' he Goods") pledged to you as security for the payment of moneys under letters of credit, or other banking facilities from time to time granted to us by you, we, the undersigned, hereby irrevocably and unconditionally agree and undertake that the following terms shall govern each such release of the Documents and/or the Goods:

1.	Trust

We shall hold on trust and as trustee for you on the terms set out herein the Goods, the Documents, the proceeds of any sale or disposition of the Goods, all insurance moneys arising from them and all other moneys due to or received by us as a result of any claims, proceedings, judgements, settlements or otherwise concerning the Goods.

2.	Security

The Documents, the Goods, the proceeds and the monies referred to above shall be he Id on trust and as continuing security for the payment on demand of all moneys and/or liabilities (whether actual or contingent) now or at any time hereafter to become due to you from us alone or jointly with any others on any account(s) whatsoever and for moneys paid or advanced in respect of bills, notes or drafts accepted paid or discounted and in all cases together with interest (at agreed rates and in the absence of agreement, at your usual rate(s) for the time being), commission, bank charges, costs (including but not limited to legal costs on a full indemnity basis) and expenses (including but not limited to expenses incurred in your retaking possession, the sale or storage of the Goods and the enforcement of your rights against us. hereunder)

3.	Acknowledgement of lnterest

We acknowledge:

a)	Your interest as pledgee and/or lienee of the Goods and/or the Documents;

b)	That we hold the Goods to your order but that the Goods shall at all times be held at our risk; and

c)	That you and/or your servants and/or agents and/or permitted assigns may at any time enter our premises or other place(s)where the Goods may be, to inspect the Goods and/or take possession thereof without prior notice to us.

4.	Undertakings

We hereby, irrevocably and unconditionally undertake:

a)	To take delivery of, unload, warehouse , and hold the Goods, at our expense, as your property in your name and on your behalf;

b)	To take delivery of the Goods exclusively for the purpose of selling them to bona fide purchasers to whom we are not indebted or under any liability and to advise you of the whereabouts of the Goods at all times and not to permit the same to be processed or altered in any manner whatsoever without your prior written consent;

c)	To sell or dispose of the Goods only to bona fide purchasers for full value and on customary commercial terms. Each part of the proceeds (whatever form it may take) from such sale or disposition including insurance monies, if any, shall be paid and/or remitted to you immediately upon receipt thereof without any deduction, set-off, withholding or counterclaim. Such proceeds may at your sole and absolute discretion be applied in reduction or extinguishment of our indebtedness to you;

d)	Not to sell or otherwise dispose of any of the Goods on deferred terms (other than normal trade credit terms) or for any non-monetary consideration or for less than their current market value. without your prior written consent;

e)	To notify you at once should the Goods not be sold and return, where applicable, the Documents representing the Goods or the proceeds of sale not be received within thirty (30) days from the. date of your release of the Documents and/or Goods to us, in order that you may, but not under any obligation whatsoever, to make other arrangements for the sale of the Goods or the recovery of the proceeds of sale of the Goods as the case may be;

f)	To forward to you copies of our sale invoices of the Goods upon your demand identifying the purchasers and the total sale price in each case. You may at your absolute discretion (but shall not be obliged to) demand, and we irrevocably authorize you to receive direct from any person(s), the sale price of the Goods and to give valid receipts and discharge(s) thereof without prior reference to us;

g)	To promptly advise you of any change in state, condition, quality or quantity of the Goods and at all times to keep the same free from any mortgage, charge, pledge, lien or any other encumbrance, save for any such security interest created in you favour;

h)	To promptly execute such bills of exchange, and/or any other documents that you may require to be executed in connection with this Agreement or your security over the Documents and/or the Goods and to forward to you all such duly executed documents forthwith upon execution;

i)	To return to you at our cost and expense immediately at your request at any time the Documents and/or any .other documents received by us in exchange or substitution for them and to comply promptly and fully with any instructions which you may in your absolute discretion give as to the manner of dealing with the Goods or any of them or the removal of them to , or storage of them at, any place;

j)	To pay all freight, warehouse, dock, transit, rent and other costs of and incidental to the Goods and to indemnify and keep you fully indemnified at all times against any such costs that you may suffer, incur or sustain;

k)	To all times during the subsistence of this Agreement keep the Goods insured to at least ten percent (10%) above their invoiced value or such other amounts as you may require ("the required value'') against all insurable risks including theft, damage by fire, and floods at our expense for your benefit and to hold the policies and the policies and the. proceeds on trust for you and in the case of loss or damage to the Goods howsoever caused to pay over to you forthwith all moneys received from the insurers or otherwise without any deduction, set-off or counterclaim and to make up any deficiencies should the Goods not have been insured up to the required value or should such value not be recoverable for any reason. In event that we fail to keep the Goods insured as aforesaid, you shall be entitled (but not obliged) to effect such insurance at our cost and expense without prior reference to us; and

I)	To fully indemnify you and to keep you fully indemnified at all times against all actions, losses, claims, proceedings, costs, demands, liabilities, charges and expenses (including legal costs on a full indemnity basis) of whatsoever nature which you may suffer, sustain or incur in connection with or arising in any way whatsoever out of this Agreement, or any release of the Documents and/or Goods to us, including but not limited to your demanding/enforcing payment of any monies and/or liabilities due from us and/or any of our purchasers to you and/or our breach of any of the undertakings herein and/or without limiting the generality of the foregoing any demand, c !aim or action made against you or your agents by any third party in respect of the Goods and/ or the Documents.

5.	Acknowledgement & Agreements

We further acknowledge and hereby agree that:

a)	You may, at any time and from time to time as in your absolute discretion you deem it necessary for your protection, without regard to the maturity or payment dates of any of our obligations and liabilities to you, without advertisement and without notice to us, to sell by public, or private sale or realize in such other manner as you think fit all or any of the Goods, upon such terms and conditions and for such price in money or other consideration as you think fit; and any moneys received by you as proceeds of any such sale, after deduction of all fees and expenses in connection therewith, together with interest, which shall be borne by us, may be applied by you against our obligations and liabilities in such manner as you think fit and we shall remain liable for and shall pay to you on demand the balance of our obligations and liabilities.

b)	Without prejudice to any other rights and remedies which you may have, you shall be entitled (without being obliged to) and are hereby authorized to debit at any time without prior notice to us any of our accounts maintained with you in any jurisdiction to such extent as you deem necessary in your sole discretion all monies due to you including any payment made or obligation incurred in respect of any letters of credit or any other instruments issued at our request and for all interest commission bank charges and other expenses relating to such letters of credit, instruments, this Agreement or the release of the Documents; PROVIDED ALWAYS THAT if any such debiting causes our account to be overdrawn, interest on the overdrawn amount (which you may charge at such rate determined by you at your sole absolute discretion without notice to us) shall form part of the indebtedness under this Agreement and shall be payable by us accordingly. Where the currency of the accounts is different from the currency of the amounts due, you may effect the necessary conversion at your then prevailing exchange rate; AND PROVIDED FURTHER THAT no such debiting shall operate or have any effect as payment, settlement or satisfaction of the sums due (except to the extent of any amount in credit in the accounts concerned) or as a waiver by you of any breach or default on our part.

c)	You shall have no responsibility whatsoever for the correctness, validity or sufficiency of the Documents and/or any other documents handed to us or for the existence, character, quality, quantity, condition, packing, value or delivery of the Goods;

d)	You shall be entitled to send the Documents by post (registered or ordinary) to us at our registered,' address or such other address as shall be notified by us in writing to you or to release the Documents to any person(s) with the apparent authority or claims to have the authority to receive the Documents for and on our behalf and/or any other person(s) / courier(s) purportedly engaged by us to effect such collection and that such posting/release shall be deemed effective release of the Documents to us;

e)	Any demand, notice, communication and/or any documents to us may be sent by telefacsimile, telex or otherwise in writing to the telefacsimile number or telex number or to our registered address or such other address, as shall be notified by us in writing to you. Any demand, notice communication and/or any documents (including the Documents) sent or given to us shall be deemed to be received by us (if sent by telefacsimile or telex) on the day of despatch or two days after being sent by post (registered or ordinary) to our registered address or such other address as shall be notified by us in writing to you notwithstanding that it may be undelivered or returned undelivered and in proving such service it shall be sufficient to prove that the demand, notice, communication and/or documents (including the Documents) was properly addressed or posted.

f)	We shall keep transaction in relation to the Documents and the Goods separate from our other transaction(s) and the Documents, the Goods, the proceeds of any sale of the Goods and all insurance, moneys therefrom shall be kept separate and distinct from our documents, goods, proceeds of sale or insurance moneys and all other moneys relating to or arising from any other transaction(s);

g)	Notwithstanding the maturity dates of any trust receipts and/or that any time allowed for payment under letter of credit or trust receipt facilities extended to us shall not have expired, all such moneys and/or liabilities shall be due and payable immediately without demand upon the happening of any of the following events: on trust and if required, shall store those New Objects in such a way they can be recognized as such.

i)	if we default under any agreement relating to any loan or credit or banking facility whatsoever given by you and/or any other party to us or if any of our other indebtedness is declared due prior to its stated maturity;

ii)	ifwe fail to pay any debt in the ordinary course of our business or any legal proceedings or suits of any kind are instituted against us which in your opinion adversely affects our financial position;

iii)	if we are in breach of any of our undertakings or obligations under any agreement, including this Agreement;

iv)	if we enter into any arrangement or composition for the benefit of our creditors;

v)	if we cease or threaten to cease carrying on our business or transfer or dispose or intend to so transfer or dispose of a substantial part of our assets or change or intend to change the nature or scope of our business as now conducted;

vi)	if any resolution is passed , or petition is presented against us or any of our directors and/or shareholders for bankruptcy, liquidation, winding up or dissolution or for the appointment of a liquidator, receiver, receiver and manager, trustee, judicial manager or similar officer or if any such person is appointed over all or a substantial part of our assets or if execution or any form of action is levied or taken against any of our or our directors' and/or shareholders assets;

vii)	if in your opinion, there is any change or threatened change in circumstances which would materially and adversely affect our business or financial condition or our ability to perform our obligations under this Agreement or any other agreement with you; or

viii)	if any of the foregoing events or analogous events or proceedings occur in relation to any third party who now or hereafter has guaranteed or provided security or given an indemnity for the moneys and liabilities hereunder and/or any other credit or banking facilities granted by you to us;

h)	i) That if we should make new objects from the Goods, mix the Goods with any other objects or should the Goods in any way whatsoever, become a constituent of any other object, you will be given ownership of those new objects (''the New Object") as security for the full payment of all monies and/or liabilities we owe you hereunder. We agree that title to the New Objects whether finished or not is to be transferred to you and that such transfer of title will be considered to have taken place through and at the moment of the single operation or event by which the Goods were integrated into the New Objects.

ii)	That until your receipt of full payment of all monies and/or liabilities for which we are liable to you hereunder, we shall keep the New Objects and all proceeds or monies payable thereunder for you as fiduciary owner and on trust and if required, shall store those New Objects in such a way they can be recognized as such.

i)	Without prejudice to any other terms herein, you shall be entitled before or on the maturity date of each trust receipt or at any time thereafter without prior notice to us or demand made on us to set-off against our monies with you (including our time deposits whether in single or joint names whether such deposits have matured or not), and/or to debit any of our accounts whether in single or joint names current or· otherwise (whether such accounts be in debit or credit) which we now or may hereafter have with you in any jurisdiction for payment of all moneys and/or liabilities which we may be liable to you for and under this Agreement and any trust receipt Provided Always that no such debiting shall operate or have any effect as payment, settlement or satisfaction of the sums due (except to the extent of any amount in credit in the accounts concerned) or as a waiver by you of any breach or defauh on our part. If any such debiting causes our accounts to be overdrawn, interest on the overdrawn amount which you may charge at such rate determined by you at your sole and absolute discretion without notice to us, shall form part of the indebtedness under this Agreement and shall be payable accordingly. Where the currency of the accounts is different from the currency of the amounts due, you may effect the necessary conversion at your then prevailing rate of exchange;

j)	Any certificate by any of your officers or any person duly authorized on your behalf as to the moneys and/or liabilities now or at any time due owing or incurred to you by for or from us shall be conclusive evidence for all purposes, including fur the purpose of any legal proceedings against us, save for manifest error; and

k)	We shall be precluded from claiming or asserting that the Documents released to us are incorrect or discrepant in any manner.

6.	Waiver

No failure or omission on your part to exercise and no delay on your part in exercising any right or remedy whether under this Agreement or provided by law or otherwise will operate as a waiver by you of any such rights or remedies or an acquiescence to our default, nor will any single or partial exercise of any right or remedy by you preclude any other or further exercise thereof or the exercise of any other right or remedy in respect of the same, or any other or subsequent default.

7.	Continuing effect

This Agreement is of continuing effect notwithstanding the death, bankruptcy, liquidation, incapacity or any change in the constitution of us or any of us or any settlement of account or other matter whatsoever and is in addition to and shall not merge with or otherwise prejudice or effect any guarantee, lien, pledge, bill, note, mortgage or other security or right or remedy (whether created by the deposit of the Documents or otherwise) now or hereafter held by or available to you and shall not be in any way prejudiced or affected thereby or by the invalidity thereof or by you now or hereafter dealing with, exchanging, releasing, varying, or abstaining from perfecting or enforcing any of the same or any rights which you may now or hereafter have or giving time for payment or indulgence or compounding with us or any other person in re lat ion to any payments due to you from us pursuant to this Agreement or in relation to any security given for our obliga!ions under this Agreement.

8.	Intention of Agreement

For the avoidance of any doubt, the intention of this Agreement is to protect and preserve unimpaired your interest, property and lien in the Documents and/or the Goods. The rights and remedies provided in this Agreement are cumulative and non-exclusive of any ofY,our other rights or remedies against us (whether provided by law or otherwise).

9.	Subject to Review

The terms and conditions contained herein shall be subject to your review from time to time at your absolute discretion. Amendments or changes to these terms and conditions may be notified to us, (without any obligations on your part so to do) in accordance with Clause S(e) above.

10.	Taxes

All sum (s) payable to you shall be paid free of any deduction or withholding on account of any tax, levy or charge. Where you are required by law to make payment of any tax, levy or charge, including but not limited to any goods and services tax on any sum(s) payable to you, the same shall be borne by us and we shall immediately repay a sum equivalent to such tax, levy or charge to you and fully indemnify you in respect thereof All such sum(s) may be deductible from any of our account(s) with you without any prior notice to us.

11.	Binding Effect

Should this Agreement be signed by or for and on behalf of two or more of us (except in the case of corporations), our liabilities shall be joint and several. In the case of a partnership, this Agreement shall bind all partners jointly and severally notwithstanding any change in the constitution or name of the firm or the admission of any new partner or modification or termination of any power of any partner.

12.	Illegally

If at any time any provision of this Agreement is or becomes illegal invalid or unenforceable under the law of any jurisdiction, the provision will as to that jurisdiction be read down or severed such that it can be performed, as closely as possible in accordance with the intention of the parties hereto, without being subject to the said illegality invalidity or unenforceability, and the remaining provisions of this Agreement shall not be affected or impaired thereby.

13.	Laws Applicable

The terms herein shall be governed by and interpreted in accordance with the laws of Malaysia. We hereby irrevocably agree to submit to the non-exclusive jurisdiction of the Courts of Malaysia.

KE SDN. BHD. (193451-W)
(formerly Known as KE Technology Sdn Bhd)

/s/Ho Say San

Authorized Signatories

Authorized Signature(s)
Date:29 AUG 2011

Witness:
Signature(s)

Name:	FOKYI LIN
NRIC No:	Account Manager
Alliance SME - Cheras
Date:	2 9 AUG 2011

Reference No.: SM E/SM E-WTOI 0070054

MASTER LETTER OF INDEMNITY

To: Alliance Bank Malaysia Berhad (88 l03-W)

1	In consideration of you from tune to time at my-/ our request entering into or issuing any indemnity, guarantee, bond, standby letter of credit by whatever name called or other form of undertaking (each and all of such instruments being referred to in this Indemnity as an ‘Undertaking’ which may from time to time be modified, amended, renewed or extended upon my/ our request), I/ We hereby indemnify you and undertake to keep you indemnified against all demands, claims, liabilities, losses, costs and expenses of whatsoever nature or description (including-all legal and other costs on a solicitor and client basis, charges and expenses you may incur in connection with any Undertaking, or in enforcing, or attempting to enforce, your rights under this Indemnity) arising in relation to or out of any Undertaking or as a result of you having issued it and I / We hereby undertake to pay and reimburse such sums to you on demand, together with interest on them (as well as after or before judgement and notwithstanding that the customer and banker relationship may have ceased or terminated), from the date when they were first paid or incurred by you until payment of them by me/ us in full, at your prevailing current account excess rate or such other rate that may have been agreed .between you and me/ us.

2	I/ We hereby irrevocably authorize you, without any reference to or further authority from me /us:

(a)	in the event that you are required to make payment under any Undertaking in a currency other than the Ringgit Malaysia (that is, a foreign currency), to purchase the·foreign currency at such rate of exchange (as conclusively determined by you) on my / our behalf and charge the Ringgit Malaysia equivalent to my / our account;

(b)	to determine at any time any or all the Undertaking and effect such payment to the beneficiary pursuant to the Undertaking without any reference to me/ us;

(c)	to debit to any account which I / We may have with you the amount of any payment or reimbursement payable (whether actually or contingently) by you under the Undertaking oi- to set-off any money in your possession belonging to me / us in satisfaction of such payment or reimbursement, without prejudice to your other rights or remedies; and

(d)	to make any payment or comply with any demands which appear or purport to be claimed or made under any Undertaking, without inquiry into the justification for them or into the validity, genuineness or accuracy of any statement or certificate received by you with respect to or under any Undertaking and despite any contestation on my/ our part and I/ We agree that any such claim or demand shall be binding on me / us and shall, as between you and me / us, be accepted by me / us as conclusive evidence that you are liable to pay or comply with it.

3.	I /We hereby further agree with you as follows:

(a)	This Indemnity is in addition to arid shall not merge with or otherwise prejudice or affect any other right, remedies, guarantees, indemnities, securities or other obligations which you may now or· subsequently hold whether from me / us or from any other person and you may at any time and without reference to me / us give time for payment or grant any other indulgence and give up, deal with, vary, exchange or abstain from perfecting or enforcing _any other indemnities, guarantees; securities or other obligations held by you at any time and discharge any party to them or any of them and realize them or any of them, and compound with, accept composition from and make any other arrangements with the beneficiary of any Undertaking or any person,. as you think fit, without affecting my/ our liability under this Indemnity.

(b)	You are at liberty but not bound to resort to your own benefit to any other means of payment at any time and in any order you think fit without in consequence diminishing my / our liability and you may enforce your rights under this Indemnity either for the payment of the ultimate balance after resorting to other means of payment or for the balance due at any time notwithstanding that other means of payment have not been resorted to and in the latter case without entitling me I us to any benefit from such other means of payment so long as any money remains due or owing or payable (whether actually or contingently) from or by me/ us to you.

(c)	My/ Our liability shall be a continuing liability and this Indemnity shall not be determinable by me/ us and shall remain in full force and effect until I / We have made full provision to you for all payments made and all liabilities incurred by you (whether actual or contingent) under the Undertaking and notwithstanding the expiry of such Undertaking.

(d)	Where the undersigned is a partnership or otherwise consists of more than one person the liability of the undersigned under this Indemnity shall be deemed to be the joint and several liability of the partners or of such persons stated above and any demand for payment made by you to any one or more of the persons so jointly and severally liable shall be deemed to be a demand made to all such persons and you may release or discharge any one or more of such persons from liability under this indemnity or compound with, accept compositions from or make any other arrangements with any of such persons without thereby releasing or affecting your rights and remedies against any such other party.

(e)	If this Indemnity is to be signed by more than one person (such persons hereinafter to be referred to as ‘the Original Signatories’) and any one or more of the ‘Original Signatories’ fails to sign the same or having signed is not bound by this Indemnity (whether by reason of lack of capacity or improper execution of this Indemnity or for any other reason whatsoever) the-remaining Original Signatories shall continue to be bound by this Indemnity as if such other Original Signatories had never been a party hereto.

(I)	This Indemnity shall be governed by and interpreted in accordance with the laws of Malaysia and I/ We irrevocably submit to the exclusive jurisdiction of the Courts in Malaysia or any other competent courts as you may elect and I/ We irrevocably waive any objections on the ground of venue or forum non conveniens or any similar grounds.

(g)	In this Indemnity, words importing the singular include the plural and vice versa and references and words applicable to natural persons include any body of persons, company, corporations, firms or partnership corporate or unincorporate and vice versa;

2 9 AUG 2011
Dated this ........day of ................ 20......

Signed for and on behalf of:	Witnessed by:

Name: /s/Ho Say San	Name: FOK YI LIN
Designation:	NRIC No: Account Manager
Address:	Address : Alliance SME - Cheras

Reference No	:	1000550620

Effective Date Of Guarantee	:	06 April 2011

Scheme	:	CREDIT ENHANCER SCHEME (REVISED 4) (E3)

Item 1	FINANCIAL INSTITUTION	ALLIANCE BANK MALAYSIA BERHAD
Item 2	CUSTOMER	KE SDN BHD

Item 3	CREDIT FACILITIES	GUARANTEE EXPIRY DATE	RM
	OVERDRAFT	05/04/2013	650,000.00
	LC/TR/BA/BG/SG/PN	05/04/2013	1,350,000.00
		Total	2,000,000.00

Item 4	COLLATERAL (AGREED VALUE)
	CORPORATE GUARANTEE BY KE SYSTEM SDN BHD		0.00
	FIXED DEPOSIT OF RMl,000,000-00		0.00
	JSG BY DIRECTORS		0.00
		Total	0.00

Item 5	GUARANTEE COVER
	SECURED 0%		0.00
	UNSECURED 50%		1,000,000.00
		Total	1,000,000.00

Item 6	GUARANTEE FEE	39,000.00
End of Document

This is a computer generated document, no signature is required.

GUARANTEE BY

CREDIT GUARANTEE CORPORATION MALAYSIA BERHAD (12441-M)

To:	The Financial Institution named in Item 1 for Letter of Guarantee (LG) hereto. (hereinafter called “the Financial Institution”)

1.	We, the Credit Guarantee Corporation Malaysia Berhad (12441-M), with the registered office at Level 13-16, Bangunan CGC, Kelana Business Centre, 97, Jal n SS7/2, 47301 Petaling Jaya, Selangor Darn! Ehsan. (hereinafter called “the Corporation”) in consideration of the Financial Institution granting to the custom , as per Item 2 of LG hereto (hereinafter called “the Customer”) Credit Facililles to the extent of Ringgit Malaysia as stated in Item 3 of LG (hereinafter referred to as “the Credit Facility”) and in further consideration of the Financial Institution paying the guarantee fee as prescribed in Item 6 of LG hereunder lo the Corporation arid subject to the terms and conditions stipulated in the Credit Guarantee Corporation’s Guarantee Schemes (hereinafter referred to as “the Scheme”), hereby guarantee the due payment and discharge of the liabilities of the Customer to the Financial Institution in respect of the Credit Facility granted under the Scheme to the extent of the portion of the outstanding Credit Facility determined 1n accordance with the terms and .conditions of the Scheme subject to the maximum guarantee cover as shown in Item 5 of LG.

2.	Pursuant to the Credit Facility agreement entered into between the Customer and the Financial Institution, the Customer charges the collateral(s) as started in Item 4 of LG hereto.

3.	Subject to terms and conditions of the Scheme, the guarantee shall be a continuing guarantee. The Corporation’s liability hereunder lo pay shall arise only when notice in writing requiring payment is given to the Corporation in accordance with the terms and conditions of the Scheme.

4.	This guarantee shall not be determined by or in way prejudiced by any reconstruction or reorganisation of the Financial Institution or the Customer but shall inure and be available for past and subsequent advances under the Credit Facility and for all other purposed for cir by the reconstruction or reorganisation of the Financial Institution or the Customer.

5.	This guarantee is effective from the date staled herein.

6.	That the provisions of the Scheme shall be deemed to be incorporated in this guarantee and shall be binding on the Financial Institution and the Customer; in so far as they relate to the Credit Facilities granted by Financial Institution, which have been or are eligib-. le for being guaranteed thereunder:

7.	That the Financial Institution shall claim the benefit of the guarantee oniy in respect of the Credit Facilities specified in LG and lo the extent provided therein and that the Financial. Institution shall for this purpose obtain and preserve affidavits or other documents from the Customer concerned, or otherwise satisfy the Financial Institution by a reference to the Customer’s books of account or other records that the Customer in respect of whom the benefit of the guarantee has been or is to be provided by the Corporation is eligible for the guarantee under the Scheme.

8.	This guarantee shall automatically cease lo operate upon the failure on the part of the Financial Institution I comply with the terms and conditions of the Scheme.

9.	That books of account, ledgers and other documents relating to eligible Credit Facilities covered by the Scheme shall; as far as may be practicable, be segregated and maintained in a proper manner so as lo facilitates such scrutiny or inspection as may be undertaken by the Corporation or by any other person(s) nominated by the Corporation on its behalf.

10.	That the-Financial Institution undertakes to provide to all officers of the Corporation or any person(s) nominated by the Corporation on its behalf, all such facilities as may be necessary for such scrutiny and inspection.

11.	That the Financial Institution shall furnish to the Corporation such statement{s) in the form and manner prescribed by the Corporation from time to time and such statement(s) should reach the Corporation within 30 days from the reporting date.

12.	That no claim shall be made ori the Corporation in respect of any Credit Facility covered under lhe Scheme unless full particulars in respect of the said Credit Facility as aforesaid have been included in the detailed statement as on record at the branch or office of the Financial Institution.

13.	That notwithstanding anything to the contrary contained in the Scheme, if any loss occurs in respect of an account covered by the Scheme owing to dishonestyor. negligence on the part of any the Financial Institution’s officials, or owing decisions taken by such officials being contrary to or in contravention of the instruction issued to them by their superiors or by the Corporation, the Financial Institution shall not make or be entitled to make any claim on the Corporation in respect of the said account. PROVIDED ALWAYS that the Corporation reserves the right to claim against the Financial Institution for all costs payable with respect to the guarantee as a result of the aforesaid loss of the Corporation.

14.	That all applications, documents, receipts. statements and other papers shall be signed on behalf of the Financial Institution by the Chief Executive Officer or any other authorized personnel and that any irregularity in the signature, or want of authority of the persons so signing shall not in any way affect or prejudice the rights of the Corporation or affect the Financial Institution’s liability in respect thereof.

15.	That. the Financial Institution shall introduce and follow such accounting arrangements as may be necessary or as may be required by the Corporation or take such other steps as may be necessary or expedient for protecting its interests in respect of outstanding balances on account of Credit Facilities in regard to which the Corporation’s guarantee is invoked by the Financial Institution.

16.	In this guarantee unless there is something in the subject or context inconsistent with such construction or unless ii is otherwise expressly provided the terms and expressions appearing herein shall have the same meaning as that assigned to them in the Scheme.

17.	The Corporation shall be allowed subrogation of all rights of the Financial Institution against the Borrower in respect of any amount paid by the Corporation stated in the credit facilities Agreement in accordance to the terms and condition of the Scheme.

18.	The Corporation’s liability is limited lo the guarantee amount (RM) only.

STRICTLY PRIVATE & CONFIDENTIAL

Ref No. : SME/199001001889/LA01/118043

11 August 2023

KE SDN BHD

Lot 2-3, Incubator 3,

Technology Park Malaysia

57000 Bukit Jalil

Dear Sirs,

RE: CREDIT FACILITY(IES)

We refer to the letters of offer, letters of advice and all correspondences issued in relation to the above prior to the date hereof.

We wish to advise that the Bank is agreeable to the revision in the following terms and conditions:-

1)       Overdraft (OD) of RM940,000 Interest Rate

Base Lending Rate (BLR) +1.75% per annum (p.a.)

The above rate is subject to a minimum rate of 4.00% p.a. at all times.

2)       Trade Facilities of RM2,000,000 Pricing

a)       Trust Receipt (TR)

Interest Rate: BLR +1.75% p.a.

b)       Promissory Note (PN)

Interest Rate: BLR +1.75% p.a.

The above rate is subject to a minimum rate of 4.00% p.a. at all times.

Please be further notified that the revised rate(s)/charge(s)/commission/fee(s) (as the case may be) as stated hereinabove shall take effect 21 calendar days from the date of this letter.

Please take note that the revision made hereinabove shall supersede all such other rate(s), charge(s)/cornmission/fee(s) (as the case may be) as stipulated or prescribed by the Bank previously in respect of the same.

Please further take note that all the other terms and conditions pertaining to any one or more of the Facilities shall remain unchanged and be in full force and effect.

Alliance Bank Malaysia Berhad 198201008390 (88103-W) SME Business Centre - Cheras No. 150-152, 1st Floor, Jolon Cerdos Taman Connaught 56000 Kuala Lumpur, Malaysia. www.allioncebank.com.my	Customer Service 603.5516 9988

Continuation Sheet

Our Ref: SME/199001001889/LA01/118043

Name: KE Sdn Bhd

Unless otherwise specified herein, our charges exclude any current taxes and future taxes that may be imposed (including the Goods and Services Tax (“GST”)), under the relevant legislation.

Upon the effective date of implementation of any such taxes in the future and wherever applicable, we will be entitled to recover such taxes from you.

All other terms and conditions relating to the Credit Facility(ies) shall remain valid and unchanged.

Yours faithfully,

For and on behalf of Alliance Bank Malaysia Berhad

 /s/ Cheng Hong Yee

Cheng Hong Yee

Business Centre Manager

SBC-Cheras

c.c. Group Credit Administration

(Documentation Unit)